EXHIBIT 1


                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS AGREEMENT is made and entered into as of May 17, 1996, by and among POSSIBLE DREAMS, LTD., a Massachusetts corporation ("PDL"), COLUMBIA NATIONAL CORPORATION, a Massachusetts corporation ("Columbia" and together with PDL, collectively the "Sellers" and individually a "Seller"), LEONARD MILLER, the sole shareholder of Columbia and a majority shareholder of PDL ("Miller"), Richard L. Seegal, in his capacity as trustee of the SAMUEL C. MILLER TRUST u/d/t 8/5/85, a shareholder of PDL ("Trust"), WARREN STANLEY, a shareholder of PDL ("Stanley") and ARNOLD LEE, a shareholder of PDL ("Lee" and together with Miller, the Trust and Stanley, collectively the "Shareholders" and individually a "Shareholder"), and POSSIBLE DREAMS, LTD., a Delaware corporation ("Buyer").

                                 R E C I T A L S

     WHEREAS, PDL is engaged in the business of designing, marketing and selling of proprietary and non-proprietary Christmas collectibles and ornaments;

     WHEREAS, Columbia is engaged in the business of marketing and selling of religious artifacts;

     WHEREAS, PDL and Columbia are affiliated companies by virtue of the common ownership of a majority of shares of their common stock; and

     WHEREAS, each of the Sellers desire to sell and assign to Buyer, and Buyer desires to purchase and assume from each of the Sellers, substantially all of their respective assets and business operations and substantially all of their respective liabilities on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

     (a) As used herein, the following terms shall have the following meanings in addition to those additional terms as defined herein:

     Section 1.1 Affiliate. The term "Affiliate" shall mean, with respect to
                 ----------
any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person, with respect to any trust, any beneficiary of such trust, and with respect to any individual, any spouse, parent, child, brother or sister of such individual.

         Section  1.2  Agreement.  The term  "Agreement"  shall  mean this Asset
                       ----------
Purchase Agreement, and any and all amendments, modifications and supplements hereto entered into in accordance with the terms hereof.

         Section 1.3 Assumed  Agreements.  The term "Assumed  Agreements"  shall
                     --------------------
mean the Contracts of each of the Sellers (i) which are designated in Schedule
4.9 hereto as items which shall constitute Assumed Agreements or (ii) which, pursuant to the terms of Section 4.9 hereof, are not required to be disclosed on
Schedule 4.9 but which have been entered into by such Seller in the ordinary course of its business consistent with past practices.

         Section 1.4 Assumed Liabilities.  The term "Assumed  Liabilities" shall
                     --------------------
mean the obligations and liabilities of each of the Sellers assumed by the Buyer pursuant to Section 2.2 hereof.

         Section 1.5 Buyer.  The term "Buyer"  shall have that meaning set forth
                     ------
in the preamble hereof and shall include any Affiliate of Buyer as Buyer may designate in writing to Sellers prior to the Closing Date.

         Section 1.6 Buyer's Auditors. The term "Buyer's Auditors" shall mean
                     ------------------
DeLoitte & Touche, LLP.

         Section 1.7  Closing.  The term "Closing" shall mean the closing of the
                      --------
transactions contemplated herein.

         Section 1.8 Closing  Balance  Sheet.  The term "Closing  Balance Sheet"
                     ------------------------
shall mean the balance sheet of the Sellers on a combined basis as of April 30, 1996 which shall be prepared and finally determined in accordance with Section
2.6 hereof.

         Section 1.9 Closing Date.  The term "Closing  Date" shall mean May 17,
                     -------------
1996, or such other date as may be mutually agreed upon in writing by the Sellers and Buyer.

         Section 1.10 Code. The term "Code" shall mean the Internal Revenue Code
                      -----
of 1986, as amended, and all rules and regulations promulgated thereunder.

         Section 1.11 Debtholder. The term "Debtholder" shall mean any Person to
                      -----------
whom either Seller owes any Funded Indebtedness as of the Closing Date.

         Section 1.12  Employment  Agreement.  The term  "Employment  Agreement"
                       ----------------------
shall mean those certain Employment, Consulting and Non-Competition Agreements to be entered into between Buyer and Stanley and Lee, respectively, as described in Section 6.8 hereof.


         Section 1.13 Excluded  Property.  The term  "Excluded  Property"  shall
                      -------------------
mean:

               (a) the corporate seals, certificates of incorporation, minute books, stock books, or other records having to do with the corporate organization of each Seller;

               (b) the rights which accrue or will accrue to each Seller under this Agreement and the Related Agreements;

               (c) the rights of each Seller to claims for any federal, state or foreign income tax refunds to the extent not carried as an asset of the Sellers and included within the calculation of Combined Net Book Value;

               (d) any prepaid expenses of the Sellers which are not purchased by Buyer at the Closing as identified on Schedule 4.6(g) hereto;

               (e) with respect to PDL, the assets, properties or rights, if any, set forth on Schedule 1.13(e) hereto; and

               (f) with respect to Columbia, the assets, properties or rights, if any, set forth on Schedule 1.13(f) hereto.

         Section 1.14 Funded Indebtedness.  The term "Funded Indebtedness" shall
                      --------------------
mean, as at any date, the sum of (i) the principal balance then outstanding under that revolving credit facility established pursuant to that certain Revolving Credit Agreement dated September 27, 1994 between Shawmut Bank, N.A., and the Sellers, plus (ii) the principal balance then outstanding as shareholder advances due to one or more of the Shareholders (not to exceed $498,000), plus
(iii) the principal balance then outstanding under that certain $1,000,000 Promissory Note dated September 27, 1994 issued by Columbia to Shawmut Bank, N.A. (not to exceed $922,200), in each case excluding interest accrued thereon and fees, expenses and other charges payable by either Seller in connection therewith.

         Section  1.15  GAAP.  The term  "GAAP"  shall mean  generally  accepted
                        -----
accounting principles consistently applied from period to period and throughout any period in accordance with past practices of each Seller.

         Section 1.16  Holdings.  The term "Holdings" shall mean P.D. Holdings,
                       ---------
Inc., a Delaware corporation and on the date hereof the sole stockholder of the Buyer.

         Section 1.17 Laws. The term "Laws" shall mean all federal, state, local
                      -----
or foreign laws, treaties, regulations, rules, orders or administrative or judicial determinations having the effect of law.

         Section 1.18 Letters of Credit. The term "Letters of Credit" shall mean
                      ------------------
those certain letters of credit issued for the account of the Sellers in the amounts and to the beneficiaries described in Schedule 1.18 hereto.

         Section  1.19 Liens.  The term "Liens"  shall mean all liens,  pledges,
                       ------
charges, encumbrances, security interests, mortgages, leases, options, conditions, community property rights or other adverse claims of any kind or description.

         Section  1.20  Material  Adverse  Effect.  The term  "Material  Adverse
                        --------------------------
Effect" shall mean (i) with respect to a Seller, a material adverse effect on the business, operations, assets, prospects, properties, or condition (financial or otherwise) of such Seller and (ii) with respect to Buyer, a material adverse effect on the business, operations, assets, prospects, properties, or condition (financial or otherwise) of the Buyer.

         Section   1.21   Non-Assumed   Liabilities.   The   term   "Non-Assumed
                          --------------------------
Liabilities" shall mean the following:

               (i) any obligation or liability of either Seller to any Shareholder or any Affiliate of either Seller or of any Shareholder (whether by contract, lease or otherwise);

               (ii) any obligation or liability of either Seller for Taxes of any kind arising, accruing, relating to, or for any period ending on, or prior to, or after the Closing Date (other than (x) real estate taxes assessed against the Real Estate for the current tax year which will be apportioned as of the Closing Date and (y) payroll taxes and applicable withholdings on account of current wages due to employees of the Sellers for the pay period during which the Closing Date occurs and which are undeposited on the Closing Date), including, but not limited to, those Taxes incident to or arising as a consequence of the consummation of the transactions contemplated hereby;

               (iii) any liability or obligation of either Seller in respect of indebtedness for borrowed money, whether direct or indirect, joint or several, fixed or contingent, including, without limitation, any Funded Indebtedness;

               (iv) any obligation or liability of either Seller arising prior to or as a result of the Closing to any employees (including, but not limited to, any severance or bonus obligations), agents or independent contractors of such Seller, whether or not employed by Buyer after the Closing, or under any benefit arrangement with respect thereto, other than (x) unpaid normal payroll obligations of the Sellers to their employees for the pay period during which the Closing Date occurs to the extent incurred in the ordinary course of business or (y) obligations arising under applicable Law as a statutory severance obligation after the Closing Date by reason of Buyer's employment of such employees and any subsequent termination thereof;

               (v) any obligation or liability of either Seller in connection with the Profit Sharing Plan or the termination thereof;

               (vi) any obligation or liability of either Seller for any expenses (including without limitation, fees of attorneys, accountants, financial or other advisors to such Seller) incurred in connection with the transactions contemplated hereby;

               (vii) any obligation or liability arising out of or resulting from non-compliance by either Seller with any Law, including remedial work required as a result of such non-compliance, to the extent such obligation or liability arises out of or relates to an occurrence or event, including any act or omission, happening on or before the Closing Date or as a result of the transactions contemplated hereby, or any third-party claims related thereto;

               (viii) any obligation or liability of either Seller relating to any litigation, claim or other proceeding whether presently existing or threatened or hereafter arising out of any act or omission taken, or omitted to be taken, or condition or state of facts existing, on or before the Closing Date;

               (ix) any obligation or liability of either Seller arising out of or resulting from any Excluded Property, including any obligation or liability of either Seller arising out of leases of vehicles constituting Excluded Property;

               (x) any obligation or liability of either Seller covered by insurance maintained by such Seller on or prior to the Closing Date;

               (xi) any brokerage, success, placement or finder's fee payable by either Seller in connection with the transactions contemplated hereby (including, without limitation, fees and expenses payable to Riparian Partners, Ltd.);

               (xii) any obligation or liability of either Seller arising out of this Agreement or any Related Agreement or other agreement contemplated hereby to which such Seller is a party; and

               (xiii) any other obligation or liability of any Person (including, but not limited to, a Seller) not expressly assumed by Buyer pursuant to Section 2.2 of this Agreement.

          Section 1.22 Non-Compete Agreement. The term "Non-Compete Agreement"
                       ----------------------
shall mean the agreement of the Sellers and Miller not to compete with the Buyer as described in Section 6.8 hereof.

          Section 1.23 Ordinary course of business. The phrase "ordinary course
                       ----------------------------
of business" shall mean the regular and ordinary course of business of PDL and/or Columbia, as the case may be, consistent with past practice of such Seller.

         Section 1.24 Permitted Liens. The term "Permitted Liens" shall mean (x)
                      ----------------
Liens for current taxes or assessments due but not yet payable as of the applicable date, (y) Liens arising by operation of law in the ordinary course of business, such as mechanics' liens, materialmen's liens, carriers' liens, warehouseman's liens, and similar liens, none of which are substantial in character, amount or extent and none of which materially detract from the value or materially interfere with the present use of the asset to which such Lien attaches, and (z) liens described on
Schedule 1.24 hereto.

          Section 1.25 Person. The term "Person" shall mean any individual,
                       -------
corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         Section 1.26 Profit Sharing Plan. The term "Profit  Sharing Plan" shall
                      --------------------
mean The Columbia National Retirement Trust, more particularly described in
Section 4.31 hereof.

         Section 1.27 Promissory  Notes. The term "Promissory  Notes" shall mean
                      ------------------
the Buyer's subordinated promissory notes issued to the Sellers on the Closing Date in the aggregate principal amount of $2,460,000 pursuant to Section 2.4(b) hereof.

         Section 1.28 Purchased Assets.  The term "Purchased Assets" shall mean,
                      -----------------
with respect to each Seller, all of such Seller's right, title and interest in and to (i) the business of such Seller as a going concern, (ii) the names "Possible Dreams, Ltd." and "Columbia National Corporation", as the case may be, and any derivatives thereof, (iii) the real estate more particularly described on Schedule 4.15(a) hereto and all improvements thereon and appurtenants thereto, and (iv) all of the properties, assets, and rights of any kind, whether tangible or intangible, real or personal, of such Seller or in which such Seller has any interest (other than assets constituting Excluded Property) on the Closing Date, wherever situated and whenever acquired, including without limitation, the following:

               (a) any and all cash or cash equivalents (in hand, transit or bank accounts);

               (b) any and all notes, debentures, trade receivables (whether current or noncurrent)("Purchased Receivables"), and other receivables;

               (c) any and all patents, registered and unregistered trademarks, service marks, trade names (and similar rights to names, brand names, marks and slogans), logos, and common law and registered copyrights, including, without limitation, those identified on Schedule 4.17 hereto, and any and all applications for any of the foregoing, together with any and all rights to use any or all of the foregoing, and any and all goodwill associated with any of the foregoing;

               (d) any and all inventions, discoveries, improvements, processes, methods, designs, designwork, art, artwork, formulae (secret or otherwise), data, engineering, technical and shop drawings, specifications, trade secrets, confidential information, technology, know-how, computer software (whether fully developed or in process and including documentation and related object and source codes) and ideas (including without limitation, those in the possession of third parties), whether patentable, trademarkable, copyrightable or not, shop rights, licenses and other similar rights, and any and all drawings, records, books or other indicia, however evidenced, of the foregoing, together with any and all rights to use any or all of the foregoing, and any and all goodwill associated with any of the foregoing;

               (e) any and all rights existing under leases, contracts, licenses, permits, distribution arrangements, catalogues, sales agreements and orders, purchase agreements, and other agreements and business arrangements, including, without limitation, all Assumed Agreements;

               (f) all interests in real property, buildings, fixtures and other improvements thereon, whether owned or held under any option or lease constituting an Assumed Agreement;

               (g) any and all machinery, equipment (including without limitation, all transportation, laboratory, testing, and office equipment), vehicles, trade fixtures, computer hardware, data processing equipment, tools, dies and furniture, and any and all interests in all leasehold improvements, including without limitation, the fixed assets more particularly described in such Seller's depreciation ledger attached as Schedule 1.28(g) hereto;

               (h) any and all office, production or data processing supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind, including without limitation, any and all tangible property located in any plant, warehouse, office or other space;

               (i) any and all raw materials, work-in-process, finished goods, consigned goods and other supplies or inventories;

               (j) any and all deposits and prepayments or prepaid expenses not constituting Excluded Property;

               (k) except to the extent arising from Excluded Property, any and all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind, including without limitation, any liens, mechanic's liens or any rights to payment or warranties or to enforce payment or warranties in connection with work performed or goods delivered on or prior to the Closing Date, and any and all claims to insurance proceeds due or to become due under Seller's applicable insurance policies in connection with any Assumed Liabilities, and in connection with any damage or loss to any Purchased Asset occurring on or prior to the Closing Date;

               (l) any and all records and lists pertaining to customers, suppliers or personnel and any and all books, ledgers, files and business records;

               (m) any and all advertising materials and other printed or written materials;

               (n) any and all governmental and other licenses, permits, franchises, concessions, authorizations, approvals and certificates;

               (o) any and all goodwill as a going concern and any and all other intangible properties; and

               (p) any and all other assets not referred to in (a)-(o) above which are reflected on the Closing Balance Sheet.

          Section 1.29 Related Agreements. The term "Related Agreements" shall
                       -------------------
mean the Employment Agreements, the Non-Compete Agreement and the Stockholders' Agreement.

          Section 1.30  Sellers' Auditors.  The Term "Sellers' Auditors" shall
                        ------------------
mean Lefkowitz, Garfinkel, Champi & DeRienzo P.C. of Providence, Rhode Island.

          Section 1.31 Stockholders' Agreement. The term "Stockholders'
                       ------------------------
Agreement" shall mean the Stockholders' Agreement among Holdings, Security Capital Corporation, Stanley, Lee and any other stockholders of Holdings as described in Section 6.8 hereof.

         Section 1.32 Taxes.  The term "Taxes"  shall mean,  with respect to any
                      ------
Person, all foreign, federal, state and local taxes (including deficiencies, interest and penalties relating thereto) of any kind, including, without limitation (x) all income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupancy, premium, property or windfall profits tax, customs, duty or other taxes or governmental fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority (domestic or foreign) upon such Person and (y) all liabilities of any Person for the payment of any amount of the type described in the immediately preceding clause (x) with respect to any period ending on or before the Closing Date.

         Section  1.33  Tax  Returns.  The term  "Tax  Returns"  shall  mean all
                        -------------
returns, declarations, reports and information returns and statements of any Person required to be filed or sent by or with respect to it in respect of any Taxes.

         Section 1.34 Year-end Balance Sheet. The term "Year-end  Balance Sheet"
                      -----------------------
shall mean the combined balance sheet of the Sellers as of December 31, 1995 prepared in accordance with GAAP, audited by Sellers' auditors and heretofore delivered to Buyer.

         (b) In addition, the following terms shall have the meanings ascribed to them in the corresponding Section of this Agreement:

       Term                                               Section
       ----                                               -------

       Arbitrator                                         Sec. 2.6(f)
       Asserting Party                                    Sec. 10.3
       Assumed Liability Claims                           Sec. 10.8(c)
       Buyer's General Basket                             Sec. 10.7(b)
       Claims                                             Sec. 10.1
       Closing Payment                                    Sec. 2.4(a)
       Columbia                                           Preamble
       Contracts                                          Sec. 4.9
       Debt Payoff                                        Sec. 2.4(a)
       Defending Party                                    Sec. 10.3
       Employee Benefit Plan                              Sec. 4.31(a)
       Environmental Claims                               Sec. 10.7(d)
       Environmental Requirement                          Sec. 4.19(a)
       Governmental Authority                             Sec. 4.19(a)
       Hazardous Material                                 Sec. 4.19(a)
       Historical Financial Statements                    Sec. 4.6(a)
       Holdings' Options                                  Sec. 2.3(b)
       Holdings' Stock                                    Sec. 2.3(b)
       Indemnified Buyer Party                            Sec. 10.1
       Indemnified Seller Party                           Sec. 10.2
       Intellectual Property                              Sec. 4.17
       Lee                                                Preamble
       Miller                                             Preamble
       Non-Assumed Liability Claims                       Sec. 10.7(c)
       Offsite Facility                                   Sec. 4.19(a)
       PDL                                                Preamble
       Projections                                        Sec. 4.6(f)
       Purchase Price                                     Sec. 2.3(a)
       Real Estate                                        Sec. 4.15(a)
       Receivables Guarantee                              Sec. 11.5
       Retirement Plans                                   Sec. 4.31(b)
       Seller or Sellers                                  Preamble
       Sellers' General Basket                            Sec. 10.8(b)
       Sellers' Interim Financial Statements              Sec. 4.6(a)
       Sellers' Audited Financial Statements              Sec. 4.6(a)
       Shareholder or Shareholders                        Preamble
       Stanley                                            Preamble
       Trust                                              Preamble
       Uncollected Receivables                            Sec. 11.5

                                   ARTICLE II

                       ACQUISITION OF PURCHASED ASSETS AND
                       -----------------------------------
                   ASSUMPTION OF ASSUMED LIABILITIES BY BUYER
                   ------------------------------------------

         Section 2.1 Purchase and Sale. On the Closing  Date,  each Seller shall
                     ------------------
grant, sell, convey, assign, transfer and deliver to Buyer, and the Buyer shall purchase from each Seller, all of the Purchased Assets, free and clear of any and all Liens other than Permitted Liens, at the price and in the manner set forth herein.

         Section 2.2 Assumption of Obligations and  Liabilities.  On the Closing
                     -------------------------------------------
Date, Buyer shall assume the following, and only the following, obligations and liabilities of each of the Sellers:

                  (a) all current liabilities and obligations of each Seller existing as of December 31, 1995 and reflected on the Year-end Balance Sheet, but only if and to the extent incurred in the ordinary course of business of such Seller with unrelated third parties on an arm's length basis and which remain unpaid and undischarged on the Closing Date;

                  (b) all current liabilities and obligations of such Seller arising in the ordinary course of its business with unrelated third parties on an arm's length basis between January 1, 1996 and the Closing Date, to the extent that such liabilities and obligations (x) remain unpaid and undischarged at the Closing Date, (y) are accrued or reserved for on the Closing Balance Sheet or arise on or after May 1, 1996 and (z) do not arise out of or as a result of any breach by either Seller of this Agreement;

                  (c) all liabilities and obligations of such Seller in respect of the Assumed Agreements, except that the Buyer shall not be required to assume or agree to pay, discharge or perform:

                           (i) any such  liabilities or obligations  existing as
                  of the Closing Date, and which under GAAP should have been accrued or reserved for on a balance sheet as a liability or obligation, if and to the extent that such liabilities and obligations were not accrued or reserved for on the Closing Balance Sheet (other than liabilities or obligations of such Seller under the Contract with Guidi described on Schedule 4.9 or which arose in the ordinary course of business on or after May 1, 1996); or

                           (ii) any such liabilities or obligations  arising out
                  of any breach by such Seller on or prior to the Closing Date of any provision of any Assumed Agreements, including but not limited to, liabilities or obligations arising out of such Seller's failure to perform any Contract in accordance with its terms on or prior to the Closing;

                  (d) all liabilities and obligations of either Seller, if any, arising after the Closing Date under applicable law as a statutory severance obligation by reason of Buyer's employment of Sellers' employees and any subsequent termination thereof;

provided, however, that Buyer shall not assume any liabilities or obligations of
- --------  -------
either Seller to the extent that such liabilities or obligations constitute Non-Assumed Liabilities; and provided further, however, that Buyer's assumption
                              -------- -------  -------
of the liabilities and obligations of the Sellers described in this Section 2.2 shall not be deemed to limit or affect the indemnification to which Buyer shall be otherwise entitled in accordance with the terms of Section 10.1 hereof.

         Section 2.3  Purchase Price.
                      ---------------

               (a) In consideration of the sale of the Purchased Assets to Buyer, and in reliance on the representations, warranties, covenants and agreements of each of the Sellers contained herein, and upon the terms and subject to the conditions hereinafter set forth, Buyer shall pay (x) to PDL, an amount equal to Ten Million Three Hundred Eighty Thousand Dollars ($10,380,000), and (y) to Columbia, an amount equal to One Million Six Hundred Twenty Thousand Dollars ($1,620,000) and
          (z) to the Debtholders on behalf of the Sellers, an amount equal to the Funded Indebtedness as of the Closing Date (collectively, the payments to PDL, Columbia and the Debtholders shall be referred to herein as the "Purchase Price"), all in accordance with Section 2.4 hereof.

               (b) As additional consideration for the sale of Purchased Assets by PDL to Buyer hereunder, and in reliance on the representations, warranties, covenants and agreements of Stanley and Lee contained herein, and upon the terms and subject to the conditions hereinafter set forth, Holdings shall issue (i) to Stanley, on the Closing Date,
          157.5 shares of Holdings' common stock ("Holdings' Stock") at the same price per share to be paid by Holdings' other stockholder(s), which upon issuance thereof shall be fully-paid and non-assessable, and (ii) to Stanley and Lee, on the Closing Date, options to purchase up to 88 and 87 additional shares, respectively, of Holdings' Stock, at an exercise price equal to the same price per share paid by Stanley for Holdings' Stock on the Closing Date ("Holdings' Options").

                Section 2.4  Payment of Purchase Price.
                             --------------------------

               (a) On the Closing Date, Buyer shall deliver to Sellers, by wire transfer of immediately available funds to such accounts as each Seller shall designate in writing to Buyer, an aggregate amount equal to (i) $9,540,000 (the "Closing Payment"), which Closing Payment shall be paid to Sellers in accordance with their pro rata portion of the Purchase Price as described in Section 2.3(a) (x) and

          (y) hereof, and (ii) to the Debtholders an amount equal to the outstanding principal amount of Funded Indebtedness as of the Closing Date (the "Debt Pay-off"), which Debt Pay-off shall be paid by the Buyer directly to the Debtholders in accordance with the pay-off letters delivered by Sellers pursuant to Section 3.2 hereof.

               (b) On the Closing Date, Buyer shall issue to Sellers, in accordance with their pro rata portion of the Purchase Price as described in Section 2.3(a) hereof, Promissory Notes of Buyer in an aggregate principal amount of $2,460,000. Each Promissory Note will be payable in full in a single installment due on the seventh anniversary of the Closing Date, will bear interest at 10% per annum from the Closing Date through the fifth anniversary thereof and thereafter at 14% per annum until paid in full, which interest shall be payable semi-annually, will be subject to automatic reduction upon the occurrence of certain events specified therein, and will be subordinated to all indebtedness and obligations of Buyer to its institutional financing sources in the manner and to the extent provided in, and will otherwise be in the form of, Exhibit 2.4 hereto. Any automatic reduction of the aggregate principal amount of the Promissory Notes pursuant to the terms thereof shall be deemed a reduction of the Purchase Price.

          Section 2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as described in Schedule 2.5 hereof. Each of the Sellers and Buyer hereby covenant and agree that no party will take a position on any Tax Return, before any governmental agency charged with the collection of any Tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2.5.

          Section 2.6 Determination of Closing Balance Sheet and Related Financial Information.

               (a) Not later than 30 days after the Closing Date, Sellers shall cause to be prepared and delivered to Buyer a combined balance sheet of the Sellers as of April 30, 1996 and related combined statements of income, retained earnings and cash flows for the period from January 1, 1996 until such date, prepared in accordance with GAAP, together with notes which specifically identify all assets reflected on such combined balance sheet which are not included in the Purchased Assets and all liabilities reflected thereon which are not included in the Assumed Liabilities.

               (b) In preparing the foregoing financial statements and accompanying notes and schedules, Seller and/or Sellers' Auditors shall consult with Buyer and Buyer's Auditors, and shall permit Buyer's Auditors to review, upon Buyer's request, all work papers, schedules and calculations related to the preparation of such financial statements.

               (c) If Buyer does not dispute any item included in the financial statements of Sellers delivered pursuant to Section 2.6(a) hereof within 30 days after receipt of such financial information, (i) the combined balance sheet so delivered shall be deemed the "Closing Balance Sheet" for purposes of this Agreement and (ii) the financial statements so delivered shall be used to determine in part "Maker's EBITDA" (as defined in the Promissory Notes) for the year ending December 31, 1996. In the event of any dispute with regard to the appropriateness of any item included in the financial statements so delivered, Buyer shall notify Sellers in writing within 30 days after Buyer's receipt of such financial information, which notice shall specify in reasonable detail the nature of such dispute, and the dispute shall be resolved in the manner contemplated by Section 2.6(d) hereof.

               (d) Any dispute referenced in this Section 2.6 shall be referred to the offices of KPMG Peat Marwick located in Providence, Rhode Island (the "Arbitrator"), which shall act as an arbitrator and shall issue its report resolving all disputes as to the appropriateness of items included within the financial statements within thirty (30) days after such dispute is referred to it. The combined balance sheet included within such financial statements submitted to the Arbitrator, as modified by any adjustments determined to be appropriate by the Arbitrator, shall be deemed to be the "Closing Balance Sheet". Each of the parties hereto shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne by the parties according to their "Allocable Share" (as defined below). For purposes hereof, the term "Allocable Share" shall mean (i) as to Sellers, a percentage equal to the amount of the item(s) or portion(s) thereof which have been submitted to the Arbitrator as matters in dispute and which the Arbitrator determines in favor of the Sellers, divided by the aggregate amount of all such item(s) or portion(s) thereof which have been submitted to the Arbitrator as matters in dispute, and (ii) as to Buyer, a percentage equal to the amount of the item(s) or portion(s) thereof which have been submitted to the Arbitrator as matters in dispute and which the Arbitrator determines in favor of Buyer, divided by the aggregate amount of all such item(s) or portion(s) thereof which have been submitted to the Arbitrator as matters in dispute. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

               (e) From the date hereof until the final determination of the Closing Balance Sheet, each party will grant to the other and their respective representatives access to employees of such party and to the books, records and files of the Sellers in its possession to enable such party to review and otherwise satisfy itself as to the accuracy of such determinations.

          Section 2.7 Determination of Maker's EBITDA.
                      --------------------------------

               (a) Pursuant to the provisions of the Promissory Notes, the aggregate principal amount thereof is subject to automatic reduction if the "Maker's

          EBITDA" for the year ending December 31, 1996 is less than $3,500,000. In order to calculate "Maker's EBITDA", the Buyer agrees to cause to be prepared and delivered to Sellers, not later than April 15, 1997, audited financial statements for the Buyer's fiscal period ending December 31, 1996, prepared in accordance with GAAP.

               (b) In preparing the foregoing financial statements, Buyer and/or Buyers' Auditors shall consult with Sellers and Sellers' Auditors, and shall permit Sellers' Auditors to review, upon Sellers' request, all work papers, schedules and calculations related to the preparation of such financial statements.

               (c) If Sellers do not dispute any item included in the financial statements of Buyers delivered pursuant to Section 2.7(a) hereof within 30 days after receipt of such financial information, the financial statements so delivered shall be used to determine in part "Maker's EBITDA" for purposes of the Promissory Notes. In the event of any dispute with regard to the appropriateness of any item included in the financial statements so delivered, Sellers shall notify Buyer in writing within 30 days after Sellers' receipt of such financial information, which notice shall specify in reasonable detail the nature of such dispute, and the dispute shall be resolved in the manner contemplated by Section 2.7(d) hereof.

               (d) Any dispute referenced in this Section 2.7 shall be referred to the Arbitrator, which shall act as arbitrator and shall issue its report resolving all disputes as to the appropriateness of items included within such financial statements within thirty (30) days after such dispute is referred to it. The audited financial statements submitted to the Arbitrator, as modified by any adjustments determined to be appropriate by the Arbitrator, shall be used for purposes of calculating "Maker's EBITDA". Each of the parties hereto shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne by the parties according to their Allocable Shares. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

               (e) From the date hereof until the final acceptance of the financial statements, each party will grant to the other and their respective representatives access to employees of such party and to the books, records and files of the Sellers and Buyer in its possession to enable such party to review and otherwise satisfy itself as to the accuracy of such determinations.


                                   ARTICLE III

                                     CLOSING
                                     -------

          Section 3.1 Closing. The Closing shall take place at the offices of
                      --------
Edwards & Angell, 2800 Hospital Trust Tower, Providence, Rhode Island on the Closing Date or at such other place as the parties hereto shall agree upon.

          Section  3.2  Deliveries  by  Sellers  at  Closing.  (a) To effect
                        -------------------------------------
the transfer referred to in Section 2.1 hereof, each of the Sellers shall, on the Closing Date, deliver to Buyer:

               (i) quitclaim deed or deeds and a certificate or certificates of title conveying fee simple absolute title to all Real Estate included in the Purchased Assets;

               (ii) bills of sale conveying all personal property (including cash and cash equivalents) included in the Purchased Assets;

               (iii) assignments of leases transferring all of such Seller's interest in real property, buildings, fixtures and other improvements which are subject to options or leases constituting Assumed Agreements;

               (iv) assignments of all of the intellectual property included in the Purchased Assets, including without limitation, any and all patents, copyrights, trademarks, trade names, trade secrets, logos, service marks, and applications for any of the foregoing;

               (v) all of such Seller's books, records and files included in the Purchased Assets;

               (vi) the original Assumed Agreements (to the extent in such Seller's possession);

               (vii) original securities, if any, which are included in the Purchased Assets, duly endorsed or accompanied by appropriate stock powers or other instruments of assignment with all necessary stock transfer stamps affixed or accompanied by funds sufficient for the purchase of such tax stamps;

               (viii) original title certificates to vehicles, duly endorsed, which are included in the Purchased Assets;

               (ix) pay-off letters and such lien releases, mortgage discharges and UCC-termination statements with respect to the Funded Indebtedness to be paid out of the Debt Pay-off, together with satisfactory evidence of Sellers' full payment of any and all of Sellers' other indebtedness for borrowed money and any and all accrued interest, fees, expenses and other charges payable as of the Closing Date in connection with the Funded Indebtedness and any such other indebtedness and such lien releases, mortgage discharges and UCC-termination statements with respect thereto, so as to permit the conveyance of the Purchased Assets free and clear of all Liens (other than Permitted Liens) as contemplated hereunder;

               (x) such agreements, opinions, certificates and other documents and instruments referred to in Article VIII hereof;

               (xi) such affidavits and indemnities regarding parties in possession and mechanics' liens as Buyer's title insurance company may reasonably require in order to delete such matters from Buyer's title insurance coverage and the title insurance coverage of Buyer's mortgagee, if any;

               (xii) an affidavit of non-foreign status; and

               (xiii) all such other instruments as reasonably shall be requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

          All instruments to be delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer, sufficient to vest all right, title and interest of each Seller in the Purchased Assets in Buyer, and sufficient to be recorded or filed and sufficient to entitle Buyer to a certificate of title, if title to the Real Estate is registered.

          If the deed or deeds listed in Section 3.2(a)(i) refers or refer to a plan necessary to be recorded therewith, Sellers shall deliver such plan with said deed or deeds adequate for recording or registration.

          (b) Simultaneously with the delivery of items referenced in paragraph
(a) above, each Seller shall take all steps as may be required to put Buyer in actual possession and operating control of the Purchased Assets, free of all tenants and occupants.

          (c) This Agreement shall not constitute an agreement to transfer or assign any Assumed Agreement or other Purchased Asset to be transferred or assigned to Buyer hereunder if an attempted transfer or assignment thereof without the consent of another Person which has not been obtained would constitute a breach thereof or be unlawful or would in any way adversely affect the rights of Buyer thereunder. Each Seller, at its own expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible on terms reasonably satisfactory to Buyer. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair or adversely affect Buyer's rights under the Assumed Agreement or other Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, the applicable Seller, to the maximum extent permitted by law and the Assumed Agreement or other Purchased Asset, as applicable, shall act after the Closing as Buyer's agent in order to obtain for Buyer the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Assumed Agreement or other Purchased Asset, as applicable, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer, including enforcement for the benefit of Buyer of any and all rights of such Seller against the other party thereto arising out of such Assumed Agreement or the Purchased Asset. Nothing contained herein shall be deemed to waive or excuse any obligation on the part of either Seller or any condition for the benefit of Buyer to obtain any necessary consents to the transfer or assignment of any of the Assumed Agreements or other Purchased Assets required to be transferred or assigned hereunder.

          (d) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement by either Seller to transfer to Buyer any of the Excluded Property.

          Section 3.3 Deliveries by Buyer at Closing. To effect the purchase and
                      -------------------------------
assumption referred to in Sections 2.1 and 2.2 hereof, on the Closing Date, Buyer shall deliver:

                    (i) to the Sellers, the Closing Payment in accordance with
          Section 2.4(a) hereof;

                    (ii) to the Sellers, the Promissory Notes in accordance with
          Section 2.4(b) hereof;

                    (iii) to the Debtholders, the Debt Pay-off in accordance with Section 2.4(a) hereof;

                    (iv) to the issuer(s) of the Letters of Credit, cash in an amount sufficient to cash collateralize the Sellers' obligations in respect of the Letters of Credit, together with a Cash Collateral Agreement in form satisfactory to such issuer;

                    (v) to the Sellers, an agreement or instruments of assumption evidencing Buyer's assumption of the Assumed Liabilities in accordance with Section 2.2 hereof;

                    (vi) to Stanley, the Holdings' Stock and Holdings' Options in accordance with Section 2.3(c) hereof;

                    (vii) to Lee, the Holdings' Options in accordance with
          Section 2.3(c) hereof; and

                    (viii) to the Sellers, such agreements, opinions, certificates and other documents and instruments referred to in
          Article IX hereof.

          All instruments to be delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers, but shall not function to increase or decrease the liabilities and obligations to be assumed by Buyer hereunder.

          Section 3.4 Change of Name. On the Closing Date, each Seller and the
                      ---------------
Shareholders shall deliver to Buyer all such executed documents as may be required to change such Seller's name on that date to another name reasonably acceptable to Buyer which bears no similarity to "Possible Dreams, Ltd." or "Columbia National Corporation " or any confusingly similar name, including but not limited to a name change amendment to be filed with the Secretary of the State of Massachusetts and an appropriate name change notice for each state where either Seller is qualified to do business as a foreign corporation. Each Seller and each of the Shareholders hereby appoints Buyer as its attorney-in-fact to file all such documents at or after the Closing.

          Section 3.5 Default at Closing. If either Seller shall fail or refuse
                      -------------------
to deliver any of the Purchased Assets at the Closing, or if either Seller or the Shareholders shall fail or refuse to consummate the transactions contemplated by this Agreement on or prior to the Closing Date, and if Buyer shall not then be in material default of its obligations hereunder, then in addition to any other remedies available to it, the Buyer may (at its option) invoke any equitable remedies to enforce the transfer and delivery of the Purchased Assets hereunder and the observance and performance of the Sellers' and Shareholders' other obligations hereunder, including, without limitation, an action or suit for specific performance.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                         BY THE SELLERS AND SHAREHOLDERS
                         -------------------------------

          In order to induce Buyer to enter into this Agreement and purchase the Purchased Assets and assume the Assumed Liabilities hereunder, the Sellers jointly and severally, and each Shareholder severally, hereby represents and warrants to Buyer as follows:

          Section 4.1 Corporate Existence and Qualification. Each Seller (a) is
                      --------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted, and (c) is qualified as a foreign corporation to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or where the ownership or leasing of its properties or assets requires such qualification, except for such jurisdictions where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The corporate name, jurisdiction of incorporation, and jurisdictions where qualified to do business of each Seller are set forth on
Schedule 4.1 hereto.

          Section 4.2 Interest in Other Entities. Except as set forth in
                      ---------------------------
Schedule 4.2 hereto, neither Seller owns, directly or indirectly, beneficially or of record, any stock, partnership interest, option, warrant or other equity interest in any Person and none of the Shareholders own, directly or indirectly, beneficially or of record, any stock, partnership interest, option, warrant or other equity interest in any Person (other than a Seller) which owns, leases or uses any properties or assets of either Seller.

          Section 4.3. Authorization. Each Seller has full corporate power and
                       --------------
authority and all approvals required by applicable Laws to enter into this Agreement and the Related Agreements to be executed by it, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Agreements to be executed by such Seller and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly (or will be as of the date of its execution with regard to any of the Related Agreements to be executed by such Seller following the date hereof) authorized by all requisite corporate action on the part of such Seller, and no approval of such Seller's shareholder(s) is required in connection therewith. This Agreement has been duly executed and delivered by each Seller and constitutes (and the Related Agreements to be executed by such Seller, upon their execution and delivery will constitute) valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms.

          Section 4.4 No Breach or Violation. Except as set forth on Schedule
                      -----------------------
4.4 hereto, each Seller's execution and delivery of this Agreement and the Related Agreements to be executed by it, its compliance with and fulfillment of the terms of this Agreement and such Related Agreements, the sale and delivery of the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by the Buyer, and the consummation of the other transactions contemplated hereby and by any of the Related Agreements, do not and will not, with notice or passage of time or both, after giving effect to consents described on Schedule
4.5 attached hereto which shall be obtained prior to the Closing, (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Purchased Assets pursuant to, (iv) give any Person the right to accelerate any obligation under, or (v) result in a violation of, (a) any Law, (b) such Seller's charter or by-laws, (c) any franchise, permit, license, authorization, concession, order, judgment, writ, injunction, decree to which such Seller is subject, or by which any of its assets, properties or rights are bound, or (d) any lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement, contract, understanding or instrument to which such Seller is subject, or by which any of its assets, properties or rights are bound.

          Section 4.5 Consents and Approvals. Except as set forth on Schedule
                      -----------------------
4.5 hereto, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental or regulatory authority (foreign or domestic), or any other Person, is required on the part of either Seller in connection with the execution, delivery and performance of this Agreement and the Related Agreements or the sale or delivery of the Purchased Assets or the assumption of the Assumed Liabilities, or the other transactions contemplated by this Agreement and any of the Related Agreements. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of either Seller's assets, properties or rights included in the Purchased Assets or any interest therein, except for those Contracts for the sale of inventory entered into in the ordinary course of such Seller's business.

          Section 4.6 Financial Statements. (a) Attached hereto as Schedule
                      ---------------------
4.6(a) are true and complete copies of (i) the Sellers' combined balance sheets as at December 31, 1995, December 31, 1994, December 31, 1993, December 31, 1992 and December 31, 1991, and the related combined statements of income, retained earnings, and cash flows for the fiscal years then ended, audited by Sellers' Auditors, together in each case with notes and exhibits thereto and the auditor's report thereon for each said year (the "Sellers' Audited Financial Statements") and (ii) the combined unaudited balance sheets of Sellers as at March 31, 1996, and the related combined statements of income, retained earnings and cash flows from the commencement of such fiscal year to the date of such period then ended, prepared by the Sellers (the "Sellers' Interim Financial Statements" and, together with the Sellers' Audited Financial Statements, the "Historical Financial Statements").

          (b) The Sellers' Audited Financial Statements (i) are complete and correct in all material respects, (ii) have been prepared in accordance with GAAP, and (iii) present fairly in all material respects the combined financial position of Sellers at the dates indicated and the combined results of operations and cash flows of Sellers for the years indicated therein.

          (c) The Sellers' Interim Financial Statements (i) are complete and correct in all material respects, (ii) have been prepared on a basis consistent with the historical practices of the Sellers, and (iii) present fairly in all material respects the combined financial position of Sellers at the date indicated and the combined results of operations and cash flows of Sellers for the period indicated therein, subject to year-end audit adjustments which are solely of a normal, recurring and immaterial nature.

          (d) The monthly combined financial statements of Sellers to be delivered pursuant to Section 6.9 hereof, when completed and delivered to Buyer hereunder, (i) shall be complete and correct in all material respects, (ii) shall have been prepared on a basis consistent with the historical practices of the Sellers, and (iii) shall present fairly in all material respects the combined financial position of Sellers at the dates indicated therein and the combined results of operations and cash flows of such Seller for the periods indicated therein, subject to year-end audit adjustments which are solely of a normal, recurring and immaterial nature.

          (e) The Closing Balance Sheet, when completed, (i) shall be complete and correct in all material respects, (ii) shall have been prepared in accordance with GAAP, and (iii) shall present fairly in all material respects the combined financial position of Sellers at the Closing Date. The reserves, if any, to be reflected on the Closing Balance Sheet shall be appropriate and reasonable for their purposes in accordance with GAAP.

          (f) Attached hereto as Schedule 4.6(f) are projections of the Sellers' future performance setting forth projected sales and operating profits for the 1996 fiscal year as indicated therein (the "Projections"). The Projections have been prepared in good faith and are based on what the Sellers believe in good faith to be reasonable assessments of the future performance of each Seller, subject to economic factors beyond its control and based on assumptions of future results which may not occur. All material assumptions used in the preparation of the Projections were believed by Sellers to be reasonable as of the date of preparation thereof and are as described in the notes thereto.

          (g) Attached hereto as Schedule 4.6(g) is a true, complete and accurate list by type of all prepaid expenses of each Seller as of March 31, 1996, with an asterisk (*) noting each type to be purchased by Buyer at the Closing.

          (h) Each Seller has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its activities and transactions and the purchase and disposition of any of their respective assets.

          Section 4.7 Inventory. All inventory of each Seller used or useful in
                      ----------
the conduct of its business, including without limitation raw materials, work-in-process and finished goods, reflected on the Year-end Balance Sheet or acquired since December 31, 1995 through and including the Closing Date was acquired and has been maintained in the ordinary course of such Seller's business; is of good and merchantable quality and fit for the purpose for which it was procured or manufactured; except as described in Schedule 4.7 hereto, consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of such Seller's business in accordance with the past practice of the Sellers; is valued at the lower of cost or market on a first in-first out accounting basis and otherwise in accordance with GAAP; and is not subject to any material write-down or write-off for which appropriate reserves have not been included in the Year-end Balance Sheet. All inventory of each Seller designated as work-in-process has been and, at all times prior to the Closing Date will be, created only in the ordinary course of such Seller's business consistent with its past practice. Except as described on Schedule 4.7 hereto and for normal returns in the ordinary course of business, neither Seller is under any liability or obligation with respect to the return of inventory of such Seller in the possession of wholesalers, distributors or other customers. Except as listed and described on Schedule 4.7 hereto, neither Seller has obsolete or slow-moving inventory (i.e., inventory which, based upon the historical sales rate of such items by such Seller could not reasonably be expected to be sold within twenty-four months) or inventory which is not fit for the purpose for which it is intended to be used. Except as set forth on Schedule
4.7 hereto, since December 31, 1995, no inventory items of either Seller have been sold or disposed of except in the ordinary course of its business.

         Section 4.8 Accounts  Receivable and Bad Debts. The accounts receivable
                     --------
of each Seller arising from the conduct of its business as reflected on the Sellers' Interim Financial Statements and to be reflected on the Year-end Balance Sheet or arising since December 31, 1995 through and including the Closing Date, are valid and genuine; have arisen solely out of bona fide sales of goods delivered to the customer or sales representatives of such Seller, or the performance of services or other business transactions of such Seller, in the ordinary course of its business; and except as reflected in the reserves therefor, are not subject to valid defenses, set-offs or counterclaims known to such Seller. The allowance for collection losses on the Year-end Balance Sheet has been determined in accordance with GAAP. The accounts receivable of each Seller to be reflected on the Closing Balance Sheet are reasonably expected to be collected within 150 days of the due dates thereof, and will be collected within 365 days after the Closing Date, at the full recorded amount thereof less the recorded accounts receivable reserve. Set forth on Schedule 4.8 hereto is a true, complete and accurate list as of December 31, 1995 of (i) the current accounts receivable of each Seller, those which have not been paid within 30, 60 and 90 days of the due date and the dating terms of each such sale and (ii) with respect to obligations owed to such Seller which have been classified as bad debts, the name of each debtor and the total amount of all receivables due from each such debtor. At the Closing, the Seller shall deliver to Buyer an updated Schedule 4.8 setting forth such information as of a date not more than five (5) business days prior to the Closing.

         Section 4.9 Material  Contracts  and  Obligations.  Attached  hereto as
                     --------------------------------------
Schedule 4.9 is a true, complete and accurate list and general summary description, categorized by subject matter, together with an indication by an asterisk (*) if the same shall constitute an Assumed Agreement, of all of the following contracts, agreements, plans, leases and commitments, whether written or oral, entered into by each Seller or by which such Seller is bound ("Contracts"):

                    (i) all purchase orders and Contracts for the purchase of materials, products or supplies which are for a term of more than three months, or which involve or are reasonably expected to involve aggregate payments by such Seller of more than $25,000 during any fiscal year of such Seller, or which were entered into other than in the ordinary course of such Seller's business;

                    (ii) all distribution agreements, dealer agreements, sales agreements and other sales orders and Contracts for the sale of products or provision of services which are for a term of more than three months, or which involve or are reasonably expected to involve aggregate payments to such Seller of more than $25,000 during any fiscal year of such Seller, or which were entered into other than in the ordinary course of such Seller's business;

                    (iii) all Contracts of employment with any officer, consultant, director or employee which are not terminable on 30 days' notice or less without penalty or legal obligation to make any payments to such Person after termination thereof;

                    (iv) all Contracts or arrangements providing for stock options or stock purchases, stock appreciation rights, bonuses, pensions, severance payments, deferred or incentive compensation, retirement payments, profit-sharing, insurance or other benefit plan or program for any employees;

                    (v) all Contracts for construction or for the purchase of real estate, improvements, equipment, machinery and other items which under GAAP constitute capital expenditures or which involve or are reasonably expected to involve expenditures in excess of $10,000 during any fiscal year of such Seller;

                    (vi) all Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, or relating to the provision of services, which involve or are reasonably expected to involve payment of rentals or sums in excess of $10,000 during any fiscal year of such Seller;

                  (vii) all Contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to such Seller, including but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, repurchase agreements, purchase price discount obligations, or other undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures;

                    (viii) all Contracts substantially limiting the freedom of such Seller to engage in or to compete in any line of business of such Seller, or with any Person or in any geographical area in connection therewith, or to use or disclose any information relating to such Seller in its possession;

                    (ix) all license agreements, either as licensor or licensee, franchise agreements, either as franchisor or franchisee, and other management agreements;

                    (x) all joint venture Contracts, whether or not involving a sharing of profits;

                    (xi) all Contracts between the Sellers, or with any Shareholder or any Affiliate of either Seller or of any Shareholder;

                    (xii) all Contracts granting to others the right to manufacture or distribute products, including sales agency agreements, distributorship agreements and agreements with brokers, dealers or representative agreements;

                    (xiii) all Contracts involving purchase price discounts in excess of standard historical discounts or in excess of $25,000 per contract or group of related contracts in any fiscal year of such Seller offered by or available to such Seller based on purchase volume;

                    (xiv) all Contracts which are presently expected by either Seller to result in any loss upon completion or performance thereof;

                    (xv) all Contracts involving research and development efforts on behalf of either Seller;

                    (xvi) all Contracts for any charitable or political contribution;

                    (xvii) all Contracts not made in the ordinary course of such Seller's business; and

                  (xviii) all other Contracts, except those which are (i) cancelable on 30 days' or less notice without any penalty or other financial obligation or (ii) if not so cancelable, involve or are reasonably expected to involve aggregate payments by or to such Seller of $10,000 or less during the term of such agreement.

          Except as set forth on Schedule 4.9, all Contracts required to be disclosed to Buyer pursuant to this Section 4.9 are valid, binding and in full force and effect and neither Seller nor, to the best knowledge of either Seller or any Shareholder, any other party thereto, is in breach or violation of, or default under, nor, to the best knowledge of either Seller or any Shareholder, is there any valid basis for a claim of breach or violation of, or default under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a breach, violation or default by such Seller thereunder. Each Seller has enforced, or attempted to enforce, all material rights in favor of such Seller with respect to the Contracts described in Schedule 4.9. Furthermore, to the best knowledge of either Seller or any Shareholder, no such Contract contains, in the reasonable opinion of either Seller, any contractual requirement with which there is a reasonable likelihood such Seller or any other party thereto will be unable to comply.

          Section 4.10 Obligations with Material Adverse Effect. There is no term or provision of any Contract required to be disclosed to Buyer pursuant to
Section 4.9, nor any franchise, permit, license, concession or other authorization to conduct its business to which either Seller is a party or by which it or any of its properties or assets are bound, nor any provision of any Law, or any judgment, writ, injunction, decree or order applicable to or binding upon such Seller, which is reasonably likely to materially adversely affect its business or the prospects, financial condition, affairs or operations of such Seller or any Purchased Assets.

          Section 4.11 Employees. Except as described on Schedule 4.11, each Seller has complied with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, age, pregnancy, disability and sex discrimination and the payment of social security and other Taxes due in respect thereof. A list of the names and titles of and current annual base salary or hourly rates for all employees of each Seller, together with a statement of the full amount and nature of any bonuses and other compensation paid or payable to or accrued for each such employee during the three preceding fiscal years of such Seller and the vacation to which each such employee is entitled, has been delivered to Buyer pursuant to a letter from such Seller to Buyer dated the date hereof.

          Section 4.12 Absence of Certain Developments. (a) Except as set forth on Schedule 4.12 hereto, since December 31, 1995, neither Seller has:

            (i) incurred any liabilities, other than liabilities incurred in the ordinary course of its business, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of its business, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or could reasonably be expected to cause any material damage or risk of material loss to its business or any of its assets or properties;

            (ii) sold, assigned or transferred any assets or properties which would have been included in the Purchased Assets if the Closing had been held on December 31,

          1995 or on any date since then, except for the sale of inventory in the ordinary course of its business and for the disposition of assets in the ordinary course of its business which are excess, worn-out, in need of substantial repair, or obsolete and which do not have a market value in excess of $10,000 in the aggregate for all such assets;

            (iii) created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

            (iv) made or suffered any amendment or termination of any material Contract to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of its business;

            (v) to the best knowledge of either Seller or any Shareholder, suffered any damage, destruction or loss, whether or not covered by insurance, (x) materially and adversely affecting its business or its operations, assets, properties or prospects or (y) of any item or items carried on its books of account individually or in the aggregate at more than $10,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of product, supplies or utilities or other services required to conduct the operations of its business;

            (vi) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise) or in its relationships with suppliers, dealers, distributors or other customers;

            (vii) received notice or had knowledge of any actual or threatened labor trouble, strike, union organizing efforts, political disturbance or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, suppliers, operations, assets, properties or prospects;

            (viii) made any acquisition of substantial assets or any commitments or agreements for capital expenditures or capital additions or betterments exceeding $10,000 individually or $25,000 in the aggregate, except such as may be involved in ordinary repair, maintenance or replacement of its assets in the ordinary course of its business;

            (ix) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

            (x) changed any of the accounting principles followed by it or the methods of applying such principles or any practice involving collection or payment of accounts;

            (xi) entered into or amended any Contract with any of its Affiliates or with any Shareholder or any Affiliate of any Shareholder; or

            (xii) entered into any transaction other than in the ordinary course of its business.

            (b) Since December 31, 1995, neither Seller has taken any action, nor suffered nor permitted to exist any event or condition, of the type proscribed by Section 6.1 hereof without the prior written consent of Buyer.

            Section 4.13 Undisclosed Liabilities. To the best knowledge of
                         ------------------------
either Seller or any Shareholder, neither Seller has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or whether direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with such Seller's conduct of its business, and, to the best knowledge of either Seller or any Shareholder, there is no basis for any claim against such Seller for any such liability or obligation, except (i) to the extent specifically described in this Agreement or disclosed in the Schedules hereto, (ii) to the extent fully reflected or reserved against on the Year-end Balance Sheet, (iii) liabilities and obligations arising or incurred in the ordinary course of such Seller's business under any Contract disclosed on Schedule 4.9 or not required to be disclosed because of the term or amount involved, and (iv) liabilities or obligations arising or incurred in the ordinary course of such Seller's business after December 31, 1995 which will be paid or discharged as of the Closing Date, or which will be fully reflected or reserved against on the Closing Balance Sheet, or which have arisen on or after May 1, 1996. The reserves, if any, reflected on the Year-end Balance Sheet are adequate, appropriate and reasonable for their purposes.

         Section  4.14 Tax Returns and Audit.  Each Seller made valid and timely
                       ----------------------
elections under Subchapter S of the Code to treat such Seller as a small business corporation, which election(s) were accomplished in compliance with all applicable federal and state laws and regulations and remains in full force and effect as of the date hereof and will remain in full force and effect as of the Closing Date. Effective January 1, 1987, each Seller has been taxed as an "S corporation" in each state and local jurisdiction in which Seller filed or was required to file any income Tax Return. All Tax Returns required to be filed by each Seller with respect to any Taxes have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of such Seller for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from such Seller, have been properly accrued or paid. The accruals for Taxes other than income taxes contained in the Year-end Balance Sheet are adequate to cover the Tax liabilities of each Seller as of such date and include adequate provision for all deferred Taxes. Neither Seller has received any notice of assessment or proposed assessment in connection with any Tax Returns of such Seller and, to the best knowledge of either Seller or any Shareholder, there are not pending tax examinations of or tax claims asserted against such Seller or any of its assets or properties. Neither Seller has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax Liens (other than any Lien for current taxes not yet due and payable) on any of the assets or properties of either Seller. Neither Seller nor any Shareholder has knowledge of any basis for any additional assessment of any Taxes. Each Seller has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes, including without limitation the portion of such deposits relating to Taxes imposed upon such Seller.

            Section 4.15 Real Property Owned and Leased. (a) Schedule 4.15(a)
                         -------------------------------
hereto correctly identifies (x) each parcel of real estate owned by either Seller, together in each case with an accurate legal description, street address, tax assessor's plat and lot numbers, description of all Liens encumbering such parcel and description of the use of such parcel, (y) each parcel of real estate leased by or to either Seller, together in each case with an accurate legal description, street address, description of all Liens encumbering such leasehold estate, name of landlord, property manager, and record owner of the underlying fee, description of the use of such parcel, the security deposited by such Seller with the landlord, if any, and summary of the term and monthly rent (including base and all additional rent) payable in respect thereof, and (z) each other interest in real property leased or granted to or held by either Seller. Except as set forth in Schedule 4.15(a), with respect to the real estate, improvements, fixtures or interest therein owned, leased or granted to or held by each Seller (the "Real Estate"):

              (i) Such Seller holds good and clear record and marketable fee simple absolute title to all of the Real Estate owned by such Seller, in each case free and clear of all Liens and other encumbrances, adverse claims and other matters affecting such Seller's title to or possession of such Real Estate, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, excepting only
            (x) Liens reflected on the Historical Financial Statements which are to be discharged and released at the Closing, (y) Permitted Liens and (z) such easements, restrictions and covenants presently of record which will not, in Buyer's sole judgment, interfere with or impair Buyer's intended use of any of such Real Estate, reduce the value of any of such Real Estate, or prevent Buyer from obtaining financing of Buyer's acquisition of the Purchased Assets, which easements, restrictions and covenants are listed on Schedule 4.15(a) in a manner so that the Real Estate to which they relate is readily identifiable. At Closing, title to the Real Estate owned by Seller shall be insurable by any title insurance company selected by Buyer, at such company's regular rates pursuant to an ALTA 10/17/92 owner's form of policy, free of all exceptions except the aforesaid easements, restrictions and covenants which are not objectionable to Buyer;

              (ii) With respect to any Real Estate leased by such Seller, the interest of such Seller in the Real Estate is a lessee's interest under a valid and binding lease and such interest is held free and clear of all Liens or other encumbrances of any kind;

            such Seller has all the right, title and interest of the lessee in each such lease and presently occupies the property leased by it under each such lease; no consent under any such lease is necessary for the consummation of the transactions contemplated hereby; no event has occurred which (with the giving of notice or passage of time or both) would impair any right of such Seller to exercise and obtain the benefits of any options contained in any such lease; and there is no default or basis for acceleration or termination, nor has any event occurred which (with the giving of notice or passage of time or both) would constitute a default, or result in or permit the acceleration of any obligation, under any such lease, or, to the best knowledge of either Seller or any Shareholder, under any underlying ground or master lease, instrument, mortgage or deed of trust of the lessor, which default or acceleration would materially and adversely affect any such lease or the Real Estate or present use of the property covered thereby;

              (iii) The improvements and fixtures located on the Real Estate are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear and tear and, to the best knowledge of either Seller or any Shareholder, no condition exists requiring material repairs, alterations or corrections;

              (iv) No structures on the Real Estate fail to conform with applicable ordinances, requirements, regulations, zoning laws and restrictive covenants or encroach on property of others; and no Real Estate is, to the best knowledge of either Seller or any Shareholder, encroached on by structures of others;

              (v) No charges or violations have been filed, served, made or, to the best knowledge of either Seller or any Shareholder, threatened against or relating to any of the Real Estate or structures thereon or any of the operations conducted at any such Real Estate or in such structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others;

              (vi) Such Seller has rights of ingress to and egress from each such parcel of Real Estate used by it adequate for the operations conducted thereon; there are no restrictions on entrance to or exit from the Real Estate to adjacent public streets and, to the best knowledge of either Seller or any Shareholder, no conditions exist which will result in the termination of the present access from the Real Estate to existing highways and roads;

              (vii) The water, electric, telephone and gas services, and the septic field and storm drainage facilities currently available to the Real Estate are adequate for the present use of the Real Estate by such Seller in conducting its business as presently conducted, are not being appropriated by such Seller but rather are being supplied to such Seller by utility companies or municipalities with full knowledge of such Seller's use thereof, and there is no condition known to either Seller or any

            Shareholder which will result in the termination of the present access from the Real Estate to such utility services and other facilities; and there are no septic tanks currently on, under or servicing the Real Estate;

              (viii) No part of the buildings or other improvements situated on the Real Estate is located within or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which is subject to special state, federal or municipal regulation, control or protection;

              (ix) Neither Seller nor any Shareholder has any knowledge of any work for municipal improvements which has been commenced on or in connection with the Real Estate or any street adjacent thereto; no assessment for public improvements has been made against the Real Estate which remains unpaid; and no notice from any county, township or other governmental body has been served upon the Real Estate or received by either Seller requiring or calling attention to the need for any work, repair, construction, alteration or installation on the Real Estate which has not been complied with;

              (x) No notice, oral or written, from any governmental body, has been received by such Seller or, to the best knowledge of either Seller or any Shareholder, by its landlord under any lease, to the effect that the assessed value of the Real Estate has been determined to be greater than that upon which county, township or school tax was or will be paid for the 1995 tax year applicable to each such tax, or from any insurance carrier of such Seller of fire hazards with respect to the Real Estate;

              (xi) There are no claims affecting any of the Real Estate or interests therein pending or, to the best knowledge of either Seller or any Shareholder, threatened which might curtail or interfere with the use of such Real Estate for the purpose for which it is now used;

              (xii) Such Seller has no interest (other than under any lease disclosed in Schedule 4.15(a)) in or any right or obligation to acquire any interest in any real property which is necessary for or which it believes will be necessary for the conduct of its business as currently conducted; and

              (xiii) The Real Estate constitutes one entire taxable lot as assessed by the Town of Foxboro, Massachusetts tax assessor and one entire taxable lot as assessed by the Town of Walpole, Massachusetts tax assessor, and no portion of either such taxable lot lies outside the boundary of the Real Estate.

            (b) Neither the whole nor any portion of any fee or leasehold of either Seller described in Schedule 4.15(a) is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other Person with or without payment of compensation therefor, nor, to the best knowledge of either Seller or any Shareholder, has any such condemnation, expropriation or taking been proposed.

            Section 4.16 Personal Property Owned or Leased. Each Seller has
                         ----------------------------------
good, valid and merchantable title to all of its personal and intangible properties and assets, including without limitation, all properties and assets reflected in the Year-end Balance Sheet (except for inventory sold since December 31, 1995 in the ordinary course of business and the disposition of assets in the ordinary course of business which are excess, worn-out, in need of substantial repair, or obsolete and which do not have a market value in excess of $10,000 in the aggregate for all such assets), free and clear of any and all Liens, except for (i) Permitted Liens, (ii) Liens reflected in the Year-end Balance Sheet and (iii) Liens disclosed in Schedule 4.16 hereof. All machinery, equipment and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance, have been maintained and repaired on a regular basis so as to preserve their utility and value, are usable in the regular and ordinary course of business, and conform to all applicable Laws relating to their construction, use and operation. No Person other than the Sellers owns any machinery, equipment or other tangible assets or properties situated on the premises of either Seller or used or useful in its operations except for items of immaterial value owned by employees of the Sellers.

            Section 4.17 Proprietary Rights. The Purchased Assets include all
                         -------------------
patents, trademarks, tradenames, service marks, logos, copyrights, including applications therefor, designwork, art, artwork, inventions, formulae, methods and processes (all such items being hereinafter referred to as "Intellectual Property") presently used or useful in the conduct of each Seller's business. Each Seller owns or possesses adequate licenses or other rights to use its Intellectual Property without any conflict with the rights of others. Except as otherwise set forth on Schedule 4.17 hereto, no royalties or fees are payable by either Seller to any Person by reason of the ownership or use of any of the Intellectual Property and all items of Intellectual Property are valid and in good standing. Except as set forth on Schedule 4.17, each Seller has the sole and exclusive right to use its Intellectual Property and there are no licenses, sublicenses or agreements relating to the use by any other Person of any of such Seller's Intellectual Property now in effect, and such Seller has no knowledge of any infringement upon its Intellectual Property by any other Person. No charge or claim is pending or, to the best knowledge of either Seller or any Shareholder, threatened, nor has any charge or claim been made within the past five years, to the effect that, nor does either Seller or any Shareholder have any knowledge that, the operation of its business, or the manufacture or sale of any of its products or any design, designwork, art, artwork, formula, method, process, part or material employed in connection therewith, infringes upon or conflicts in any way with any rights or properties of the type enumerated above owned or held by any other Person. All patents, patent applications, registered trademarks, trademark applications, trade names, service marks, logos, licenses, copyrights and copyright applications owned by or licensed to each Seller are set forth on Schedule 4.17 and have been duly registered in, filed in, or issued by the United States Patent and Trademark Office, United States Register of Copyrights or the corresponding offices of any other country, state, or other jurisdiction to the extent set forth on Schedule 4.17, and have been properly maintained or renewed in accordance with all applicable provisions of Law and administrative regulations in the United States and in each such other country, state, or other jurisdiction. Schedule 4.17 accurately sets forth with respect to each patent, patent application, registered trademark, trademark application, trade name, service mark, logo, license, copyright and copyright applications owned by or licensed to each Seller, (i) the owner thereof, (ii) the date of expiration, if any, (iii) whether such ownership or licensing rights are exclusive, and (iv) to the best knowledge of either Seller or any of the Shareholders, any other licensee of such rights. To the best knowledge of either Seller or any of the Shareholders, there is no trademark or copyright application or licensing arrangement pending which, if issued to or made with any Person other than a Seller, would materially adversely affect any product or service produced or rendered by such Seller. Except as set forth on Schedule 4.17, no present or former employee of either Seller and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, tradename, service mark or copyright, or in any application therefor, which either Seller owns or possesses in the conduct of its business as now or heretofore conducted.

            Section 4.18 Necessary Licenses and Permits. Each Seller possesses
                         -------------------------------
all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, or local, required to own and lease the Purchased Assets, to sell and/or service any inventory of such Seller or to otherwise conduct its business as presently conducted. Schedule 4.18 hereto sets forth a list of each such license, permit, consent, concession or other authorization so required. Except as specified in Schedule 4.18, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby (a) to avoid the loss or termination of any such license, permit, consent, concession or other authorization described on Schedule 4.18 or any asset, property or right used or useful pursuant to the terms thereof, or the violation or breach of any Law applicable thereto or (b) to enable Buyer to acquire, hold and enjoy the same after the Closing Date.

            Section 4.19 Environmental. (a) For purposes of this Agreement, the
                         --------------
following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material, waste or substance, including, without limitation, petroleum products that, whether by their nature or use, are subject to regulation under any Environmental Requirement; (ii) the term "Environmental Requirement" shall collectively mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901, et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601, et seq.), the Clean Air Act (42 U.S.C. ss.7401, et seq.) and the Federal Water Pollution Control Act (33 U.S.C. ss.1251, et seq.), the Massachusetts Contingency Plan (310 C.M.R. 40.0000 et seq.), the Massachusetts Solid Waste Disposal Law, Massachusetts General Laws Chapter 16, and Massachusetts General Laws Ch. 21E, any regulation pursuant thereto, or any other Law addressing environmental, health or safety issues of or by any Governmental Authority; (iii) the term "Governmental Authority" shall mean the Federal government, or any state or other political subdivision thereof, or any agency or body of the Federal government, or any state or other political subdivision thereof, or any court asserting jurisdiction over either Seller, which is exercising executive, legislative judicial, regulatory or administrative functions; and (iv) the term "Offsite Facility" shall mean any offsite waste disposal facility, site or location utilized by or associated with the business of either Seller or the Purchased Assets.

            (b) Except as set forth in Schedule 4.19 hereto, (i) no Hazardous Material is currently or, to the best knowledge of either Seller or any Shareholder, has it ever been, located at, in, on, under or about any Real Estate in a manner which violates any Environmental Requirement, or which requires investigation, cleanup or corrective action of any kind under any Environmental Requirement; (ii) there has been no release, emission, discharge, leaching, dumping or disposal of any Hazardous Material by either Seller in the conduct of its business which has adversely affected the quality or quantity of groundwater in a manner which is reasonably expected to form the basis of a claim, at law or in equity, against such Seller or, after the Closing, against the Buyer, by any Person, nor is either Seller nor any Shareholder aware of, nor has it received notice of, any such claim, (iii) there has been no release, emission, discharge, leaching, dumping or disposing of any Hazardous Material at, in, on or from any Real Estate by either Seller or, to the best knowledge of either Seller or any Shareholder, by any other Person in violation of any Environmental Requirement; (iv) each Seller has all applicable federal, state and local permits, certifications, licenses or approvals and is in compliance in all material respects with such permits, certification, licenses, and approvals required pursuant to any Environmental Requirement; (v) neither Seller nor any Shareholder is aware of, nor has either Seller received, notice of any violation, Lien, complaint, suit, order or other obligation with respect to any past, present or future event concerning the environmental condition of any Real Estate, its business or the Purchased Assets; nor has any such notice been issued by any Governmental Authority which has not been fully satisfied and complied with in a timely fashion as required by applicable Environmental Requirements; (vi) there has been no release or threatened release of Hazardous Material generated by either Seller at, in, on or from any Offsite Facility;
(vii) neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will trigger any obligation under any Environmental Requirement, or consent order or similar agreement with any Governmental Authority, to perform any environmental investigation or cleanup, or to install additional pollution control equipment at any Real Estate, or to amend or modify its business and/or its operations and equipment, or permits, certifications, licenses or approvals held by it; (viii) there has been no litigation, directive or administrative enforcement proceeding against either Seller, nor have any settlements been reached by either Seller with any Governmental Authority or public or private party alleging the release, threatened release, disposal, storage or use of any Hazardous Material at any Real Estate or any Offsite Facility nor, to the best knowledge of either Seller or any Shareholder, has there been any investigation on account thereof; (ix) there are no underground storage tanks or urea foam insulation present at any Real Estate; and (x) there are no asbestos-containing materials or polychlorinated biphenyls present at any Real Estate at levels or in a condition in violation of any Environmental Requirement. Each Seller shall take appropriate and timely action to transfer to Buyer any permits, certifications, licenses or approvals required pursuant to any Environmental Requirement and shall execute and deliver, promptly upon request, such additional instruments as the Buyer may deem useful or necessary to cause such permits to be transferred without interruption or delay.

            Section 4.20 Necessary Property. The Purchased Assets, including the
                         -------------------
Assumed Agreements, constitute all of the real and personal property, whether tangible or intangible, owned, leased, or licensed, which is necessary, used or useful in the conduct of each Seller's business in the manner and to the extent presently conducted by such Seller. No other real and personal property, whether tangible or intangible, owned, leased, or licensed, is currently being used in r is required for the conduct of either Seller's business in the manner and to the extent presently conducted by such Seller.

            Section 4.21 Compliance with Law. Except as may be set forth in
                         --------------------
Schedule 4.21 hereto, neither Seller is in default under, or in violation of, nor has it violated (and not cured) any Law (including, without limitation, Laws relating to the issuance or sale of securities, anti-trust, restraint of trade, or occupational safety), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to such Seller, the operation of its business or any of the Purchased Assets. Except as disclosed on
Schedule 4.21, neither Seller has received any notification alleging any violations of any of the foregoing within the last five years, and has taken all necessary corrective action in respect of each such notification.

            Section 4.22 Litigation. Except as set forth in Schedule 4.22
                         -----------
hereto, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of either Seller or any Shareholder, threatened against or affecting either Seller or their respective businesses, or in connection with any of the Purchased Assets, or the consummation of the transactions contemplation hereby, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind, and to the best knowledge of either Seller or any Shareholder, there is no valid basis for any such suit, claim, action, proceeding or investigation. Except as set forth on
Schedule 4.22, neither Seller has been a party to any such suit, claim, action, proceeding or investigation during the past five years, nor to the best knowledge of either Seller or any Shareholder, has any such suit, claim, action, proceeding or investigation been threatened during that period. No pending or threatened suit, claim, action, proceeding or investigation could reasonably be expected to have a Material Adverse Effect on either Seller or its relations with its customers, dealers, distributors, suppliers or employees. Neither Seller is a party or subject to any judgment, order, writ, injunction or decree.

            Section 4.23 Indebtedness to and from Officers, Directors and
                         ------------------------------------------------
Others; Funded Indebtedness. (a) Except as set forth on Schedule 4.23(a) hereto,
- ----------------------------
neither Seller is indebted to any shareholder, director, officer, employee or agent of such Seller or any Affiliate of such Seller or of any Shareholder, except for amounts due as normal salaries, wages, or reimbursement of ordinary business expenses, and no Shareholder, director, officer, employee or agent of the Seller or any Affiliate thereof or of any Shareholder, is indebted to either Seller except in respect of ordinary business expense advances.

            (b) As of the close of business on January 26, 1996, the aggregate principal amount of Funded Indebtedness equaled $2,146,200, being comprised of $498,000 principal amount of shareholder indebtedness, $922,200 principal amount of mortgage indebtedness and $726,000 principal amount of revolving credit indebtedness. As of the date hereof and as of the Closing Date, the principal amount of Sellers' mortgage indebtedness comprising Funded Indebtedness does not and will not exceed $922,200, the principal amount of Sellers' shareholder indebtedness comprising Funded Indebtedness does not and will not exceed $498,000, and no funds shall have been drawn under the Sellers' revolving credit facility since January 26, 1996 to pay or prepay any of Sellers' mortgage indebtedness or shareholder indebtedness.

            Section 4.24 Labor Agreements and Employee Relations. Neither Seller
                         ----------------------------------------
is a party to any collective bargaining or similar agreement covering any of its employees. Except as set forth on Schedule 4.24, no labor organization or group of employees of either Seller has made a demand for recognition, has filed a petition seeking a representation proceeding or given such Seller notice of any intention to hold an election of a collective bargaining representative. Neither Seller has suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting its business during the past five years. Neither Seller is aware of any facts or circumstances which might adversely effect its relationship with its employees.

            Section 4.25 Brokers' Fees. Neither Seller nor any Person on either
                         --------------
Seller's behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, except for a fee to be paid by Sellers to Riparian Partners, Ltd.

            Section 4.26 Major Product Lines, Customers and Suppliers. (a) Set
                         ---------------------------------------------
forth on Schedule 4.26(a) is a list of all of each Seller's existing distributors and its 10 largest other customers, together with a breakdown of the sales volume to each such distributor or other customer, for each of the three most recent fiscal years ended. Except as noted on Schedule 4.26(a), each such distributor is a party to a written agreement with Seller. Neither Seller has received any written or oral communications from any such distributor or other customer indicating its intention to discontinue its relationship as a distributor for, or materially reduce its purchases from, such Seller, whether by reason of the consummation of the transactions contemplated by this Agreement or otherwise.

            (b) Set forth on Schedule 4.26(b) hereto is a list of each Seller's 10 largest suppliers based upon the dollar amount of purchases, together with a breakdown of the purchases from each such supplier, for each of the three most recent fiscal years ended. Neither Seller has received any written or oral communication from any such supplier indicating the possibility of a material price increase on items purchased by such Seller, whether by reason of the consummation of the transactions contemplated by this Agreement or otherwise. With regard to either Seller's vendors supplying key products or components in connection with its business, such Seller has not received any oral or written communication, nor has it any reason to believe that it will receive any such communication, from any such vendor indicating an intention of such vendor to discontinue or diminish its relationship as a supplier to such Seller, whether by reason of the consummation of the transactions contemplated hereby or otherwise.

            (c) Except as set forth on Schedule 4.26(c), neither Seller is required to provide any letter of credit, bonding or other financial security arrangements in connection with any transactions with any of its distributors, other customers or suppliers.

            Section 4.27 Product Warranties. Attached hereto as Schedule 4.27 are true, complete and accurate copies of each Seller's standard forms of product warranty or guaranty issued during each of the past five years, or otherwise currently outstanding with respect to such Seller's products and/or services. No other product warranty or guaranty has been issued by either Seller nor has either Seller materially modified its standard form thereof on any individual or selected basis, during any of the past five years.

            Section 4.28 Warranty Claims. Except as set forth on Schedule 4.28
                         ----------------
hereto and for normal returns in the ordinary course of business, there are no existing or threatened claims, or any facts known to either Seller upon which a claim could reasonably be expected to be based, against such Seller for or related to goods which are defective, whether by reason of design, manufacture or otherwise, or fail to meet any product or service warranties of any applicable standard or the specifications of any foreign, federal, state, or local authority.

            Section 4.29 Corporate Documents, Books and Records. The books,
                         ---------------------------------------
records and accounts of each Seller accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such Seller. Neither Seller has engaged in any transaction with respect to its business, maintained any bank account for its business, or used any of the funds of such Seller in the conduct of its business, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of such Seller.

            Section 4.30 All Material Information. To the best knowledge of
                         -------------------------
either Seller or any Shareholder, all material facts concerning each Seller, its business and the Purchased Assets have been disclosed to the Buyer. No representation or warranty made herein by either Seller, and no statement contained in any certificate or other instrument furnished or to be furnished to the Buyer in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state, any material facts necessary in order to make any statement not misleading.

            Section 4.31. Employee Benefit Plans and Arrangements. (a) Schedule
                          ----------------------------------------
4.31(a) hereto contains a complete list of all individual employment contracts and all Employee Benefit Plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, with regard to any employees of either Seller. For the purposes hereof, the term "Employee Benefit Plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value or any severance pay, deferred compensation, bonuses or other forms of incentive or retirement compensation, to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee, other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "Employee Benefit Plan" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

            (b) The only Employee Benefit Plan which is an employee pension plan as defined in Section 3(2) of ERISA is the Profit Sharing Plan, which is qualified under Section 401(a) of the Code. The Profit Sharing Plan is not subject to Title IV of ERISA or Section 412 of the Code.

As of the Closing Date, the value of accrued benefits under the Profit Sharing Plan will not exceed the value of the assets of the Profit Sharing Plan. Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts which each Seller is required to pay under the terms of the Profit Sharing Plan and all such amounts properly accrued through the Closing Date with respect to the current plan year will have been paid by such Seller on or prior to the Closing Date.

            The Seller is not now required to contribute to any multiemployer pension plan as such term is defined in Section 3(37) of ERISA and has not been obligated to contribute to a multiemployer plan at any time during the five year period ending prior to the Closing Date.

            (c) Except as set forth in Schedule 4.31(c), each Employee Benefit Plan has been maintained in substantial compliance with ERISA and all other applicable statutes, orders, rules and regulations of governmental authorities having jurisdiction thereof. Neither Seller has engaged in any transaction which could subject it to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975, 4976 or 4980B of the Code. Copies or descriptions of each Employee Benefit Plan have been previously furnished to Buyer. No Employee Benefit Plan provides benefits to or with respect to any employee following termination of employment except as may be required by applicable statutory law.

            With respect to each Employee Benefit Plan which is funded wholly or partially through an insurance policy, neither Seller nor any Shareholder has knowledge of any liability of such Seller as of the Closing Date under any such insurance policy or an ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising out of events occurring prior to the Closing. With respect to each such policy which has a retroactive rate adjustment, no such retroactive rate adjustment has been implemented against either Seller at any time during the past five years.

            (d) Except as set forth in Schedule 4.31(d), there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Employee Benefit Plan which would increase materially the expense of maintaining such Employee Benefit Plan above the level of the expense incurred for the year ended December 31, 1994 other than as required by statutory changes.

            (e) The foregoing representations apply not only to the Sellers but also to any Commonly Controlled Entity of each Seller, which is any trade or business, whether or not incorporated, that together with either Seller would be deemed a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            Section 4.32 Benefit Claims. Neither Seller has liability for any
                         ---------------
benefit which has been or could be claimed as a result of any event occurring prior to the Closing Date under any Employee Benefit Plan (as described in Section 4.31 hereof), or under any workers' compensation or similar law, (i) which is not fully covered by insurance maintained with reputable, responsible financial insurers, or (ii) if not so insured, for which such Seller has not established an adequate reserve on the Year-end Balance Sheet or, with respect to any such claim asserted after December 31, 1995, on the Closing Balance Sheet.

            Section 4.33 Bank Accounts. Schedule 4.33 hereto sets forth a
                         --------------
complete and accurate list of: (i) all safes, vaults and safe deposit boxes maintained by or on such behalf of each Seller or in which any of the Purchased Assets may be held, and the names of all persons authorized to have access thereto; and (ii) all bank accounts or lock-box accounts maintained by such Seller and the names of all persons who are authorized signatories with respect to such accounts, the capacities in which they are authorized signatories and the terms of their authorizations.

            Section 4.34 Arms Length Transactions; Conflicts of Interest. Except
                         ------------------------------------------------
as set forth on Schedule 4.34 hereto, all transactions by each Seller are and have been conducted on an arms length basis, and there is no transaction, and no transaction has been proposed, between such Seller and any Shareholder, officer and director of such Seller or an Affiliate of any such Person. Neither Seller nor any Shareholder has knowledge of any favorable pricing, purchase or lease arrangements which will not continue to be available to Buyer after the Closing Date on substantially equivalent terms. Except as disclosed in Schedule 4.34, no Shareholder, director, officer or employee of either Seller or of any Affiliate of either Seller or any such Person, has any interest in (i) any property, real or personal, tangible or intangible, including, but not limited to, any Intellectual Property, used or useful in connection with or pertaining to the business of such Seller or (ii) any creditor, supplier, manufacturer, dealer, distributor or representative of such Seller.

            Section 4.35 Insurance. Schedule 4.35 hereto contains a description
                         ----------
of all policies of title, liability, fire, flood and other hazard, business interruption, worker's compensation and other forms of insurance (including bonds) insuring the products, properties, assets, profits, employees of each Seller or the operations of its business, setting forth in each case the current annual premium therefor. Except as set forth in Schedule 4.35, all such policies are in full force and effect, underwritten by unaffiliated and, to the best knowledge of either Seller or any Shareholder, financially sound reputable insurers, and are sufficient for applicable requirements of Law and provide insurance, including liability insurance, in such amounts and against such risks as indicated, subject to self-insurance retention levels and deductibles as set forth in Schedule 4.35, to protect the properties, assets, profits, rights, employees of such Seller, and the operation of its business. Except as set forth in Schedule 4.35, the coverage under all policies listed in Schedule 4.35 shall continue in full force and effect after the Closing Date with respect to occurrences prior to the Closing Date. Also set forth in Schedule 4.35 is a summary description of all claims made with respect to each Seller's workers' compensation insurance during each of the past five years.

            Section 4.36 Backlog. The approximate aggregate backlog of sales of
                         --------
products and services of each Seller as of April 30, 1996 is set forth on
Schedule 4.36.

            In order to induce Buyer to enter into this Agreement and purchase the Purchased Assets and assume the Assumed Liabilities hereunder, each of Stanley and Lee hereby severally represents and warrants to Buyer as follows:

            Section 4.37 Familiarity with Business; Access to Information.
                         -------------------------------------------------
Stanley is a director and executive officer of each of the Sellers and Lee is a director and executive employee of PDL and, as such, each has personal knowledge of and familiarity with the business being acquired by Buyer hereunder. In addition, Buyer has made available to each of Stanley and Lee, during the course of this transaction and prior to the issuance of the Holdings' Stock and Holdings' Options being issued pursuant to this Agreement, the opportunity to ask questions of and receive answers from representatives of Buyer concerning the terms and conditions of the offering of such securities, and to obtain any additional information necessary to verify the information relative to the financial data and business of the Buyer to the extent that such parties possessed such information or could acquire it without unreasonable effort or expense.

            Section 4.38 No Registration. Each of Stanley and Lee understands
                         ----------------
that (i) he must bear the economic risk of his investment in the Buyer for an indefinite period of time; (ii) the Holdings' Stock and Holdings' Options being issued pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended ("1933 Act"), and, therefore, cannot be resold until they are subsequently registered under the 1933 Act or unless an exemption from such registration is available; (iii) he is purchasing such securities for investment purposes only and for his own account and not with any view toward the resale or other distribution thereof; (iv) Buyer does not have any present intention of registering such securities under the 1933 Act or of supplying the information which may be necessary to enable Stanley or Lee to sell any such securities; and (v) Rule 144 under the 1933 Act may not be available as a basis for exemption from registration of any such securities.

            Section 4.39 Accredited Investor; Knowledge and Experience. Each of
                         ----------------------------------------------
Stanley and Lee is an "accredited investor" within the meaning of the 1933 Act. In addition, the knowledge and experience of each of Stanley and Lee in financial and business matters, and his employment history with the Sellers, are such that he (i) is capable of evaluating the risks of making his investment as contemplated herein and has evaluated such risks; (ii) has determined that the Holdings' Stock and Holdings' Options being issued pursuant to this Agreement are a suitable investment for him and (iii) is familiar with the business to be conducted by Buyer and the industry in which such business is conducted.

            Section 4.40 Investment Risk. Each of Stanley and Lee is aware and
                         ----------------
understands that (i) Buyer is a newly formed corporation with no financial or operating history and was formed to purchase the assets and assume certain of the liabilities of the Sellers; (ii) the Holdings' Stock and Holdings' Options being issued pursuant to this Agreement is a speculative investment which involves a high degree of risk of loss by each of Stanley and Lee of his entire investment in the Buyer; (iii) there are substantial restrictions on the transferability of such securities and neither Stanley or Lee have, nor will he have, any rights to require that such securities be registered under the 1933 Act; and (iv) it never has been represented, guaranteed, or warranted to either Stanley or Lee by any officer, director, shareholder, or employee of the Buyer, or any agent or representative thereof, or any other Person, expressly or by implication, as to: (A) the approximate or exact length of time that he will be required to remain as owner of his Holdings'

Stock or Holdings' Options; or (B) the amount of or type of consideration, profit or loss to be realized, if any, by the Buyer.

            Section 4.41 Residency. (a) Stanley is a resident of, and first
                         ----------
learned of this investment in, the State of Florida, and intends that the securities laws of that state shall govern this transaction.

            (b) Lee is a resident of, and first learned of this investment in, the Commonwealth of Massachusetts, and intends that the securities laws of that state shall govern this transaction.

            Section 4.42 Reliance on Representations. Each of Stanley and Lee
                         ----------------------------
has full knowledge and is aware that Buyer intends to rely on the representations and warranties made by Stanley and Lee herein for the purposes of issuing and selling to him the Holdings' Stock and Holdings' Options being issued pursuant to this Agreement.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

         The Buyer hereby make the following representations and warranties to the Sellers and the Shareholders:

            Section 5.1 Organization of Buyer. Each of Buyer and Holdings (a) is
                        ----------------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted, and (c) is qualified as a foreign corporation to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or where the ownership or leasing of such properties or assets requires such qualification, except for such jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

            Section 5.2 Authorization. Buyer has full corporate power and
                        --------------
authority and all approvals required by applicable Laws to enter into this Agreement and the Related Agreements, to issue the Promissory Notes, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. Holdings has full corporate power and authority to issue the Holdings' Stock and Holdings' Options. The execution, delivery and performance of this Agreement and the Related Agreements, the issuance of the Promissory Notes and of the Holdings' Stock and Holdings' Options, and the consummation of the transactions contemplated hereby and thereby by Buyer and Holdings (as applicable) have been duly (or will be as of the date of its execution with regard to any of the Related Agreements to be executed following the date hereof) authorized by all requisite corporate action on the part of Buyer and Holdings (as applicable). This Agreement has been duly executed and delivered by Buyer and, on the Closing Date, the Promissory Notes and the Related Agreements will have been duly executed and delivered by Buyer. This Agreement is, and on the Closing Date the

Promissory Notes and the Related Agreements will be, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

            Section 5.3 No Breach or Violation. Buyer's execution and delivery
                        -----------------------
of this Agreement and the Related Agreements, its issuance of the Promissory Notes and its compliance with and fulfillment of the terms of this Agreement, the Promissory Notes and the Related Agreements, and its consummation of the other transactions contemplated hereby and thereby, and Holdings issuance of the Holdings' Stock and Holdings' Options, do not and will not, with notice or passage of time or both, after giving effect to consents described on Schedule
5.5 attached hereto which are obtained prior to Closing, (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the capital stock or assets, properties or rights of Buyer pursuant to, (iv) give any Person the right to accelerate any obligation under, or (v) result in a violation of, (a) any Law, (b) the corporate charter of Buyer or Holdings, (c) any franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which Buyer or Holdings is subject, or by which any of its assets, properties or rights are bound, or (d) any lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement or instrument to which Buyer or Holdings is subject, or by which any of its assets, properties or rights are bound.

            Section 5.4 Litigation. There is no suit, claim, action, proceeding
                        -----------
or investigation pending or, to the knowledge of Buyer, threatened against or affecting the Buyer or Holdings or the consummation by Buyer or Holdings of the transactions contemplated hereby or by the Related Agreements, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind. Neither Buyer nor Holdings is a party to or subject to any judgment, writ, injunction, order or decree.

            Section 5.5 Consents and Approvals. Except as set forth on Schedule
                        -----------------------
5.5 hereto, no consent, approval, exemption, audit, waiver, order or authorization of, or declaration, qualification, designation, notice, filing or registration with, any governmental or regulatory authority (foreign or domestic) or any other Person, is required on the part of the Buyer or Holdings in connection with the execution, delivery and performance of this Agreement and the Related Agreements, the issuance of the Promissory Notes, the Holdings 'Stock and Holdings' Options, or the consummation of the transactions contemplated hereby and thereby.

            Section 5.6 Brokers' Fees. Neither the Buyer nor Holdings nor anyone
                        --------------
acting on their behalf has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fee or commission with respect to the acquisition contemplated by this Agreement.


                                   ARTICLE VI

                        ADDITIONAL AGREEMENTS TO CLOSING
                        --------------------------------

            Section 6.1 Restrictions on Operations Prior to Closing. Following
                        --------------------------------------------
execution hereof and prior to the Closing Date, each Seller agrees to conduct its operations in the ordinary and usual course of business as heretofore conducted by such Seller, and to use its best efforts to preserve for Buyer the present business organization, officers and employees and relationships with distributors, wholesalers and other customers, suppliers and others having business relations with such Seller. Each Seller will at all times maintain inventory, quantities of raw materials, work-in-process, finished goods and other supplies and materials sufficient to allow the Buyer to continue to operate such Seller's business after the Closing Date consistent with such Seller's past practices and free from any shortage of such items. Without limiting the generality of the foregoing, without the prior written consent of Buyer, neither Seller will at any time on or after the date hereof and at or prior to the Closing:

              (i) Incur any indebtedness for borrowed money or increase the outstanding principal amount of any Funded Indebtedness, other than advances for working capital purposes under a line of credit available to such Seller prior to the date hereof and which has been disclosed to Buyer as set forth herein;

              (ii) Mortgage, pledge, hypothecate or grant or suffer any Lien on any of the assets, properties or rights of such Seller, other than Permitted Liens;

              (iii) Enter into any Contract with any Shareholder or any
            Affiliate of either Seller or of any Shareholder, or any Contract affecting the assets, properties or rights of such Seller other than in the ordinary course of its business;

              (iv) Acquire, lease, license or agree to acquire, lease or license any assets for use by such Seller, other than as required to fulfill normal requirements for materials and equipment in the ordinary course of its business, provided that from the date hereof to the Closing Date, neither Seller shall make capital expenditures for properties to be used by such Seller which exceed $10,000 for any individual item or related group of items or $25,000 in the aggregate;

              (v) Sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any assets used or useful by such Seller, other than inventory in the ordinary course of its business at prices consistent with past practice and without unusual discount or terms and other than assets which are excess, worn-out, in need of substantial repair, or obsolete and which do not have a market value in excess of $10,000 in the aggregate for all such assets of both Sellers;

              (vi) Pay any bonus or other form of incentive compensation to any
            Shareholder or increase in any manner the compensation, bonuses, vacation policies or fringe benefit plans of officers or employees of such Seller, except for (x) normal periodic increases in base salaries or hourly wages for employees not to exceed 3% of current base compensation and made pursuant to established compensation policies applied on a basis consistent with that of prior years, or
            (y) other increases specifically disclosed to and approved by Buyer, or commit to any new employment, deferred compensation or severance agreement or arrangement or any collective bargaining agreement with any such officer, employee or group of employees;

              (vii) Fail to use its best efforts to keep such Seller's business intact, to keep in faithful service the present officers and employees of such Seller and to preserve the good will of its suppliers and its distributors, wholesalers and other customers and others having business relations with it;

              (viii) Consolidate or merge with any other Person or acquire all or substantially all of the business or assets of any other Person;

              (ix) Amend or modify any Contract required to be described in any
            Schedule attached to this Agreement, other than in the ordinary course of its business and only so long as after giving effect to such amendment or modification, the obligations of such Seller thereunder shall not have been increased or enlarged in any material respect;

              (x) Allow to lapse any policy of insurance insuring the products, properties, employees, assets or operations of its business;

              (xi) Take any other action which may result in a Material Adverse
            Effect on its business or the prospects or financial condition of such Seller;

              (xii) Manage its working capital other than in the ordinary course of business including, without limitation, making any change in its levels of inventory, making any change in its practice of collecting accounts receivable or making any change in its practice of making payment upon accounts payable;

              (xiii) Purchase, redeem or otherwise acquire any shares of either
            Seller's capital stock, or declare, set aside or pay any dividend or make any distribution in respect of any such shares (other than distributions in cash to the Shareholders for the sole purpose of enabling such Shareholders to pay the amount of their respective estimated federal and state income tax liabilities applicable to their respective distribution share of each Seller's income as such estimated liabilities come due); or

              (xiv) Enter into any agreement of the types described in Section
            4.9 or make or perform, or suffer or permit to occur, any of the acts described in Section 4.12, except as provided in such Sections or as permitted hereby.

            Each Seller agrees to (i) maintain and keep its plant and equipment of such Seller in substantially as good repair, working order and condition as at the date of this Agreement, except for ordinary wear and tear, and replace, in accordance with past practice, any inoperable, worn-out, obsolete or destroyed assets which are intended to constitute Purchased Assets, or, in the event of casualty loss to any of such assets, to the extent permitted under applicable contracts or leases, transfer the insurance proceeds, or the rights thereto, to Buyer at the Closing, but only if and so long as Buyer shall have consented thereto in writing; (ii) make timely payments on its accounts payable and other current obligations such Seller in accordance with past practice; and
(iii) timely perform its obligations under all Contracts and enforce substantially all of its rights with respect thereto in accordance with past practices, and maintain all franchises, licenses, permits, concessions and other authorizations of such Seller in full force and effect.

            Section 6.2 Best Efforts to Consummate Transaction. Each Seller,
                        ---------------------------------------
each Shareholder and Buyer shall use their respective best efforts to cause the Closing to take place as promptly as practicable, including taking such action as is necessary to satisfy all conditions to Closing.

            Section 6.3 No Solicitation. Neither of the Sellers nor any of the
                        ----------------
Shareholders nor any of their respective Affiliates shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of proposals or offers from any Person relating to any acquisition or purchase of either Seller, or all or a substantial portion of the assets of either Seller, or any equity interest in either Seller, or any business combination of either Seller, or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Each Seller and/or each of the Shareholders shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made.

            Section 6.4 Consents. Each Seller and each of the Shareholders shall
                        ---------
use their respective best efforts to obtain any consents or approvals of any Person, and to give all notices and make all filings with any Person, and to apply for the transfer to Buyer by applicable governmental authorities of all licenses, permits, consents, concessions and other authorizations to be transferred to Buyer hereunder, and to assist the Buyer in obtaining the issuance by applicable governmental authorities of all licenses, permits, consents, concessions and other authorizations to be issued to Buyer hereunder, to the extent any of the same are necessary or advisable for the authorization, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby; provided, however, that no such consent or approval, nor any such governmental license, permit, consent, concession or other authorization obtained or the transfer of which is attempted by such Seller, shall increase in any manner the obligations of Buyer with respect to any of the Assumed Liabilities following the Closing, unless Buyer shall have consented thereto in writing. Each Seller shall be responsible for all costs and expenses incurred in order to obtain such consents and approvals and to effect the transfer or issuance to Buyer of all such licenses, permits, consents, concessions and other authorizations.

            Section 6.5 Employees. Neither of the Sellers nor any Shareholder
                        ----------
shall take any action to induce any employee of such Seller whom Buyer is seeking to employ to enter into the employ of or remain employed by either Seller or any Affiliate of either Seller following the Closing Date.

            Section 6.6 Reporting Obligations. Each Seller shall promptly
                        ----------------------
disclose to Buyer from time to time any information which after the date hereof would cause such Seller's representations and warranties contained herein to be false, misleading or incomplete in any material respect as at any date from the date hereof until the Closing Date; provided, however, that none of such subsequent disclosures shall be deemed to modify, amend or supplement the representations and warranties of Sellers or the Schedules hereto for the purposes of Articles VIII and X hereof, unless Buyer shall have consented thereto in writing.

            Section 6.7 Publicity. Except as required by applicable Law, until
                        ----------
the Closing, neither of the Sellers, nor Buyer, nor any of the Shareholders shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Buyer and Sellers, which approval shall not be unreasonably withheld or delayed; provided, however, that Buyer may disclose such information to its potential equity and debt financing sources, accountants, attorneys and other advisors in connection with the transactions contemplated hereby and the Sellers and Shareholders may disclose such information to their accountants, attorneys and other advisors in connection with such transactions.

            Section 6.8 Related Agreements. Each Seller, the Buyer and each
                        -------------------
Shareholder, as applicable, shall execute and deliver, or cause to be executed and delivered, as the case may be, the following agreements on or prior to the Closing Date: (a) each of Stanley and Lee on the one hand, and Buyer on the other hand, shall execute and deliver an Employment Agreement substantially in the form attached hereto as Exhibit 6.8(a) (the "Employment Agreement"); (b) each of the Sellers, Miller and Buyer shall execute and deliver the Non-Compete Agreement substantially in the form attached hereto as Exhibit 6.8(b) (the "Non-Compete Agreement"); and (c) each of Holdings, Security Capital Corporation, Stanley and Lee shall execute and deliver the Stockholders' Agreement substantially in the form attached hereto as Exhibit 6.8(c), subject to such changes therein as may be required by Buyer's financing sources (the "Stockholders' Agreement").

            Section 6.9 Financial Reports. Within ten (10) days after the end of
                        ------------------
each calendar month, commencing with the month ending April 30, 1996, the Sellers will deliver to Buyer unaudited combined balance sheets and related combined statements of income and cash flow of Sellers as of the end of each such month, which financial statements shall (i) be complete and correct in all material respects, (ii) be prepared on a basis consistent with the historical practices of the Sellers, and (iii) present fairly in all material respects the financial position of Sellers at the dates thereof and the combined results of operations and cash flows of Sellers for the periods indicated therein, subject to year-end audit adjustments.

            Section 6.10 Profit Sharing Plan. Sellers shall cause the
                         --------------------
termination of the Profit Sharing Plan, effective on or prior to the Closing Date, such termination (and distributions of accounts upon termination of the Profit Sharing Plan) to satisfy all applicable requirements of the Code and ERISA, including (without limitation) the requirements of Sections 401(a), 401(k) and 411(d) of the Code.

                                   ARTICLE VII

                             INVESTIGATION BY BUYER
                             ----------------------

            Section 7.1 Access to Records. Each Seller shall give to Buyer and
                        ------------------
Buyer's officers, employees, counsel, accountants, lender's (and lender's counsel) and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit each of them to consult with the officers, employees, accountants, dealers, counsel and agents of such Seller for the purpose of making such investigation of its business as Buyer shall desire to make, provided that such investigation shall not unreasonably interfere with such Seller's business operations. Furthermore, each Seller shall furnish to Buyer all such documents and copies of documents and records and information with respect to the affairs of such Seller and copies of any working papers relating thereto as Buyer shall from time to time reasonably request and shall permit Buyer and its agents to make such physical inventories and inspections of the Purchased Assets as Buyer may reasonably request from time to time. Each Seller will also provide Buyer with such information and records regarding claims pending under such Seller's insurance policies with respect to the Purchased Assets and the operations of its business as Buyer may reasonably request from time to time, and agrees to provide to Buyer any additional or supplemental information and records it might have regarding such claims.

            Section 7.2 Confidentiality. Unless and until the Closing has been
                        ----------------
consummated, Buyer and each Seller will hold, and shall cause their respective counsel, accountants, appraisers and investment bankers to hold in confidence any confidential data or information made available to such party by another party using the same standard of care to protect such confidential data or information as is used to protect the recipient's own confidential information. If the transactions contemplated by this Agreement are not consummated, Buyer and each Seller agrees that it shall return or cause to be returned to the providing party all written materials and all copies thereof that were supplied to the recipient and that contain any such confidential data or information.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                   -------------------------------------------

         All obligations of Buyer under this Agreement, except those obligations which are to be performed prior to the Closing Date, are subject to the fulfillment or satisfaction (or waiver in whole by the Buyer in writing) on or before the Closing Date (or such sooner date as may be specified), of each of the following conditions:

            Section 8.1 Correctness of Representations and Warranties. Each of
                        ----------------------------------------------
the representations and warranties of the Sellers and the Shareholders contained herein and in the certificates and other documents delivered to Buyer pursuant hereto shall have been true and correct on the date hereof, and as of the Closing Date shall be true and correct in all material respects with same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same shall have been true and correct as of such specified date and as of the Closing Date shall continue to be true and correct in all material respects).

            Section 8.2 No Adverse Change in Business or Properties. No material
                        --------------------------------------------
adverse change in the business, operations, assets, prospects, properties or financial condition of either Seller shall have occurred since December 31, 1995.

            Section 8.3 Compliance with Agreement. Each of the Sellers and each
                        --------------------------
of the Shareholders shall have performed and complied with all of their respective obligations under this Agreement required to be performed or complied with on or prior to the Closing Date.

            Section 8.4 Certificate of Seller. Each Seller shall have delivered
                        ----------------------
to the Buyer a certificate of its President, dated the Closing Date, certifying, in such form as the Buyer may reasonably request, as to the fulfillment of the conditions set forth in Section 8.1, 8.2 and, with respect to such Seller's obligations only, 8.3 above.

            Section 8.5 Opinion of Counsel. The Buyer shall have received from
                        -------------------
James P. Redding & Associates, counsel to the Sellers, an opinion of such counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 8.5.

            Section 8.6 Absence of Litigation. No suit, action, investigation,
                        ----------------------
inquiry or other proceeding shall be pending before any court or governmental or regulatory authority to restrain or prohibit, or to obtain damages or other relief in connection with, or to question the validity or legality of, this Agreement or the consummation of the transactions contemplated hereby, or to restrict or impair the ability of the Buyer to operate the business being acquired from the Sellers.

            Section 8.7 Consents. All consents, approvals and waivers of
                        ---------
governmental authorities and of other Persons which are required in connection with the transfer of the Purchased Assets to the Buyer and the continued operation by Buyer of the business being acquired from the Sellers as presently conducted shall have been obtained, and any applicable waiting periods imposed by such governmental authorities shall have expired.

            Section 8.8 Licenses, etc. All licenses, permits, consents,
                        --------------
concessions and other authorizations of governmental, regulatory or administrative agencies or authorities to be transferred by Sellers as described on Schedule 4.18 shall have been duly transferred or issued to Buyer, all on terms which impose no greater economic hardship on Buyer than those which existed or would have been imposed upon Sellers but for such transfer or issuance.

            Section 8.9 Affiliate Accounts. All receivables due to or from any
                        -------------------
Shareholder or any Affiliate of a Seller or of any Shareholder (other than amounts due to one or more Shareholders constituting a portion of Funded Indebtedness which shall be paid out of the Debt Pay-off) shall have been settled or forgiven so as to be eliminated from the Closing Balance Sheet.

            Section 8.10 Transferred Employees. Substantially all of the
                         ----------------------
employees of the Sellers to whom Buyer shall have offered employment shall have accepted such offers, it being understood that as of the date hereof it is Buyer's present intention to offer employment to substantially all employees of each Seller.

            Section 8.11 Environmental Audit. Buyer shall have received an
                         --------------------
environmental audit (or update of an existing audit, as Buyer may elect) of the properties and operations of the Sellers satisfactory in all respects to Buyer, conducted by an independent environmental consulting firm selected and engaged by Buyer. Buyer acknowledges that a satisfactory environmental audit has been received and that, as of the date hereof, this condition is deemed satisfied.

            Section 8.12 Proceedings and Documents. All corporate and other
                         --------------------------
proceedings taken by each Seller in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Buyer and its counsel.

            Section 8.13 Good Standing. Each Seller shall have delivered to
                         --------------
Buyer corporate and tax good standing certificates from the jurisdiction of its incorporation and those jurisdictions in which it is qualified to do business. Such certificates shall be dated a date not more than fifteen (15) days prior to the Closing Date.

            Section 8.14 Financing. Buyer shall have arranged financing on terms
                         ----------
reasonably satisfactory to Buyer in an amount sufficient to consummate the transactions contemplated hereby (including, but not limited to, those funds required for the payment by Buyer of its expenses associated herewith) and to provide reasonable levels of working capital for Buyer following the Closing Date (the "Financing"), and the proceeds of such Financing shall be made available to Buyer on the Closing Date.

            Section 8.15 Stockholders Agreement. Stanley and Lee shall have
                         -----------------------
subscribed for the purchase of Holdings' Stock and shall have entered into the Stockholders' Agreement with Holdings and the other stockholders of Holdings as of the Closing Date.

            Section 8.16 Non-Compete Agreement. Buyer, each Seller and Miller
                         ----------------------
shall have executed and delivered the Non-Compete Agreement in accordance with
Section 6.8 hereof.

            Section 8.17 Employment Agreements. Buyer and each of Stanley and
                         ----------------------
Lee shall have executed and delivered their Employment Agreement in accordance with Section 6.8 hereof.

            Section 8.18 Real Estate Documents. Sellers shall have delivered to
                         ----------------------
Buyer (i) certificates of zoning compliance with respect to all of the Real Estate, issued by the appropriate municipal authorities, or if no certificate of zoning compliance is generally issued by a municipality in which some or all of the Real Estate is located, a legal opinion or other evidence reasonably acceptable to the Buyer that the Real Estate is in compliance with all applicable zoning and other land use requirements, (ii) evidence, issued by an appropriate governmental authority, that no part of the Real Estate is located within, or abuts any flood plain or other body of water or other area which is subject to special state, federal or municipal regulation, control or protection, and (iii) a complete set of surveys, plans and specifications of the Real Estate and improvements thereon in Sellers' possession, including any as-built surveys. In addition, Buyer shall have obtained, at its expense, a title insurance policy covering the Real Estate issued by a title insurance company selected by the Buyer at such company's regular rates, as more fully described in Section 4.15(a) hereof.

            Section 8.19 Pay-off of Funded Indebtedness. Sellers shall have
                         -------------------------------
delivered to Buyer pay-off letters from each Debtholder in forms acceptable to Buyer, together with evidence of Sellers' full payment of any and all indebtedness in excess of the maximum permitted amount of Funded Indebtedness and any and all other indebtedness of Sellers' for borrowed money and any and all accrued interest, fees, expenses and other charges payable in connection with the Funded Indebtedness and such other indebtedness as of the Closing Date, accompanied by instructions of Sellers authorizing Buyer to prepay all such Funded Indebtedness out of the Debt Pay-off and by such liens releases, mortgage discharges and other instruments of termination as may be necessary in order to release all Liens securing any such indebtedness.

            Section 8.20 Termination of Profit Sharing Plan. Sellers shall have
                         -----------------------------------
delivered to Buyer evidence reasonably satisfactory to Buyer of Sellers' termination of the Profit Sharing Plan effective on or prior to the Closing Date.


                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS
                  --------------------------------------------

         All obligations of the Sellers under this Agreement, except those obligations which are to be performed prior to the Closing Date, are subject to fulfillment (or waiver in whole by the Sellers in writing) on or before the Closing Date (or such sooner date as may be specified) of each of the following conditions:

            Section 9.1 Correctness of Representations and Warranties. Each of
                        ----------------------------------------------
the representations and warranties of the Buyer contained herein and in the certificates and other documents delivered to Sellers pursuant hereto shall have been true and correct on the date hereof, and as of the Closing Date shall be true and correct in all material respects with same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same shall have been true and correct as of such specified date and as of the Closing Date shall continue to be true and correct in all material respects).

            Section 9.2 Compliance with Agreement. Buyer shall have performed
                        --------------------------
and complied with all of its obligations under this Agreement required to be performed or complied with on or prior to the Closing Date.

            Section 9.3 Certificate of Buyer. The Buyer shall have delivered to
                        ---------------------
the Sellers a certificate of the President or a Vice President of the Buyer, dated the Closing Date, certifying, in such form as the Sellers may reasonably request, as to the fulfillment of the conditions set forth in Section 9.1 and
9.2 above.

            Section 9.4 Opinion of Counsel. The Seller shall have received from
                        -------------------
Edwards & Angell, counsel to the Buyer, an opinion of such counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 9.4.

            Section 9.5 Absence of Litigation. No suit, action, investigation,
                        ----------------------
inquiry or other proceeding shall be pending before any court or governmental, or regulatory authority to restrain or prohibit, or to obtain damages or other relief in connection with, or question the validity or legality of, this Agreement or the consummation of the transactions contemplated hereby.


            Section 9.6 Proceedings and Documents. All corporate and other
                        --------------------------
proceedings taken by the Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Sellers and their counsel.

            Section 9.7 Letters of Credit. Buyer shall have cash collateralized
                        ------------------
the Letters of Credit and made arrangements with the issuers and beneficiaries thereof to substitute and cancel the Letters of Credit following the Closing.

                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

            Section 10.1 By Seller. From and after the Closing, subject to
                         ----------
limitations of Section 10.7 hereof, each of the Sellers jointly and severally, and each Shareholder severally, will reimburse, indemnify and hold harmless Buyer and its successors and assigns, and any partner, employee or officer thereof (an "Indemnified Buyer Party") against and in respect of (referred to herein as the "Claims"):

            (a) any and all damages, losses, claims, deficiencies, liabilities, costs and expenses (including, but not limited to, any interest, penalties, fines, reasonable attorneys' fees and costs and expenses incurred in the investigation, defense or settlement of any claims of an Indemnified Buyer Party covered by this Article X) incurred or suffered by any Indemnified Buyer Party that result from, relate to or arise out of:

                                    (i) any and all liabilities and obligations
                        of either Seller of any nature whatsoever (including, but not limited to, the Non-Assumed Liabilities), except for those liabilities and obligations of Sellers which Buyer specifically assumes pursuant to Section 2.2 of this Agreement;

                                    (ii) any misrepresentation or breach of
                        warranty in, or omission from any representation or warranty under this Agreement or any certificate, schedule, statement, document or instrument furnished to Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement;

                                    (iii) any breach or nonfulfillment of any
                        agreement or covenant (including, but not limited to, those covenants of Sellers and the Shareholders contained in Article XI hereof) on the part of the Sellers or any Shareholder under this Agreement to be performed following the Closing Date; or

                                    (iv) without limiting any of the foregoing
                        indemnification provisions set forth herein, (a) any misrepresentation or breach of warranty in, or omission from any representation or warranty under, Section 4.19 of this Agreement, and (b) any and all liabilities and obligations relating to the operations of the Sellers or the condition of any properties now or formerly used by either Seller, and which relate to (i) any Hazardous Materials, wherever located, which were allegedly generated, released, discharged, transported, stored, treated, disposed of or otherwise handled by such Seller prior to the Closing Date (including, without limitation, Sellers' disposal of isopropyl alcohol into the septic system serving the Real Estate); (ii) any illness, disability, injury or death of any Person, including without limitation any employee or former employee of such Seller in any way arising out of or allegedly arising out of exposure to substances produced by or utilized in its business prior to the Closing Date, regardless of when any such illness, disability, injury or death shall have occurred or been incurred or manifested itself and (iii) any claims, actions, lawsuits, litigation, proceedings, investigations, penalties, or fines pending or threatened before any governmental or regulatory authority relating to any of such properties now or formerly used by such Seller (it being understood that any such liabilities and obligations indemnified under this paragraph (iv) shall include costs of any work, repairs, construction, alterations, installation, capital expenditures or other remedial work of any nature whatsoever to be made or performed after the Closing Date, with respect to any of such operations of such Seller or any such conditions of any properties now or formerly used by such Seller); and

                        (b) any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and disbursements) incident to any of the foregoing or to the enforcement of this Section 10.1.

            Section 10.2 By Buyer. From and after the Closing, subject to the
                         ---------
limitations of Section 10.8 hereof, Buyer will reimburse, indemnify and hold harmless each Seller and each Shareholder and their respective successors or assigns (an "Indemnified Seller Party") against and in respect of:

                        (a) any and all damages, losses, claims, deficiencies,
            liabilities, costs and expenses (including, but not limited to, any interest, penalties, fines, reasonable attorneys' fees and costs and expenses incurred in the investigation, defense or settlement of any claims of an Indemnified Seller Party covered by this Article X) incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of:

                                    (i) any and all liabilities and obligations
                        of either Seller which have been specifically assumed by Buyer pursuant to Section 2.2 of this Agreement;

                                    (ii) any misrepresentation or breach of
                        warranty in or omission from any representation or warranty under this Agreement or any certificate, schedule, statement, document or instrument furnished to either Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; or

                                    (iii) any breach or non-fulfillment of any
                        agreement or covenant (including, but not limited to, those covenants of Buyer contained in Article XI hereof) on the part of the Buyer under this Agreement to be performed following the Closing Date; and

                        (b) any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and disbursements) incident to any of the foregoing or to the enforcement of this Section 10.2.

            Section 10.3 Notice of Claims; Defense of Third Party Claims. A
                         ------------------------------------------------
party claiming indemnification under this Article X (the "Asserting Party") must promptly notify (in writing and in reasonable detail) the party from whom indemnification is sought (the "Defending Party") of the nature and basis of such claim for indemnification. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party or any fixed or contingent liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume and control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party. The Defending Party may not control the defense if the named parties to the Third Party Claim (including any impleaded parties) include both the Defending Party and the Asserting Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Asserting Party shall have the right to join in the defense of the Third Party Claim and to employ counsel reasonably approved by the Defending Party at the expense of the Defending Party. If the Defending Party assumes the defense of the Third Party Claim and is entitled to control the defense thereof pursuant to the foregoing, the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim (except in the case of actual or potential differing interests, as provided in the preceding sentence). If the Defending Party does not assume the defense of the Third Party Claim, the

Asserting Party shall have the right to assume the defense of and, if such Asserting Party shall have notified the Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense), to settle, the Third Party Claim (at the Defending Party's expense), unless the Defending Party shall have notified the Asserting Party in writing of the Defending Party's election to assume (at its expense) the defense of the Third Party Claim within ten days after receipt of such notice of intention to settle, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense. The Asserting Party and the Defending Party shall use all reasonable efforts to cooperate fully with respect to the defense of any Third Party Claim covered by this Article X.

            Section 10.4 Set-off. (a) In addition to any other available
                         --------
remedies, Buyer shall have the right, notwithstanding any other rights it might have against any other Person, to set-off any unpaid indemnification obligation to which it is entitled under this Agreement against any amounts owed by it to Sellers under any of the Promissory Notes or otherwise under this Agreement.

            (b) Buyer shall be obligated first to apply by way of set-off any Claim of a Buyer Indemnified Party hereunder against unpaid interest on the Promissory Notes accrued to the date of demand for payment of such Claim, before the Sellers or Shareholders shall have any obligation to fund their indemnity obligations hereunder in cash. Buyer shall have no obligation to apply by way of set-off any such Claim against all or any part of the principal amount of the Promissory Notes.

            Section 10.5 Other Rights and Remedies Not Affected. The
                         ---------------------------------------
indemnification rights of the parties under this Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

            Section 10.6 Survival. (a) All agreements and covenants contained in
                         ---------
this Agreement (including, but not limited to, the indemnification provisions contained in this Article X) shall survive the Closing unless and until such provisions expire as expressly set forth herein.

            (b) All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (including the indemnities contained in this Article X which specifically relate thereto) shall survive the Closing until the expiration of the periods described below, and may survive thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or indemnity, until such claim is finally determined or settled:

                        (x) with respect to matters of title to the Purchased
            Assets and matters contemplated by Section 4.25 hereof, and with respect to indemnities contemplated by Section 10.1(a)(i) and (iii) hereof and Section 10.2(a)(i) and (iii), for an indefinite period;

                        (y) with respect to matters contemplated by Sections
            4.19 and to the indemnities contemplated by Section 10.1(a)(iv) hereof, for a period ending on the fifth anniversary of the Closing Date; and

                        (z) for all other representations and warranties in this
            Agreement or in any instrument delivered pursuant to this Agreement, and to the indemnities contemplated by Section 10.1(a)(ii) and
            Section 10.2(a)(ii) hereof, for a period ending on the third anniversary of the Closing Date.

            (c) Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

            Section 10.7 Limitations on Indemnified Buyer Parties Right to
                         -------------------------------------------------
Indemnification. (a) In the absence of fraud, the maximum liability of the
- ----------------
Sellers and the Shareholders to indemnify the Indemnified Buyer Parties for any Claims by such Persons pursuant to Section 10.1 hereof (other than with respect to Non-Assumed Liability Claims and Environmental Claims which shall have no maximum) shall be limited to an aggregate amount equal to the Purchase Price.

            (b) The Indemnified Buyer Parties shall be entitled to seek indemnification for Claims pursuant to Section 10.1(a) (ii) or (iii) hereof from the Sellers and/or the Shareholders and claims for payment under Section 11.5 hereof only when the sum of the aggregate of all such Claims of any and all of the Indemnified Buyer Parties pursuant thereto plus the aggregate amount of any unpaid claim made by Buyer on account of the Receivables Guarantee, exceeds $125,000 (the "Buyer's General Basket"), at which point each of the Sellers jointly and severally, and each of the Shareholders severally, shall be liable to the Indemnified Buyer Parties for all of such Claims to the extent in excess of the Buyer's General Basket.

            (c) With respect to any Claims by the Indemnified Buyer Parties on account of the indemnities contemplated by Section 10.1(a)(i) hereof ("Non-Assumed Liability Claims"), each of the Sellers jointly and severally, and each of the Shareholders severally, shall be liable to the Indemnified Buyer Parties for all of such Claims from the first dollar.

            (d) With respect to any Claims by the Indemnified Buyer Parties on account of matters contemplated by Section 4.19 hereof or the indemnities contemplated by Section 10.1(a)(iv) hereof ("Environmental Claims"), each of the Sellers jointly and severally, and each of the Shareholders severally, shall be liable to the Indemnified Buyer Parties for all of such Claims from the first dollar.

            (e) Notwithstanding anything to the contrary contained herein, no trustee of any Shareholder who is a trust shall have any personal liability on account of indemnification for Claims of Indemnified Buyer Parties hereunder, with recourse for any such Claim against such trust limited to the assets held by such trust and any income thereon and distributions therefrom.

            Section 10.8 Limitation on Indemnified Seller Parties' Right to
                         --------------------------------------------------
Indemnification.
- ----------------

            (a) In the absence of fraud, the maximum liability of the Buyer to indemnify the Indemnified Seller Parties for any Claims by such Persons pursuant to Section 10.2 hereof (other than with respect to Assumed Liabilities which shall have no maximum) shall be limited to an aggregate amount equal to the Purchase Price.

            (b) The Indemnified Seller Parties shall be entitled to seek indemnification from Buyer for Claims pursuant to Section 10.2(a)(ii) or (iii) hereof only when the aggregate of all such Claims of any and all of the Indemnified Seller Parties pursuant thereto exceeds $125,000 (the "Sellers' General Basket"), at which point the Buyer shall be liable to the Indemnified Seller Parties for all of such Claims to the extent in excess of the Sellers' General Basket.

            (c) With respect any Claims by the Indemnified Seller Parties an account of indemnities contemplated by Section 10.2(a)(i) hereof ("Assumed Liability Indemnity Claims"), the Buyer shall be liable to the Indemnified Seller Parties for all of such Claims from the first dollar.

            Section 10.9 Compliance with Bulk Sales Laws. Buyer and Sellers
                         --------------------------------
hereby waive compliance by Sellers and Buyer with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                                   ARTICLE XI

                              POST CLOSING MATTERS
                              --------------------

            Section 11.1 Payments Received; Insurance. (a) Sellers and Buyer
                         -----------------------------
each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Buyer shall have the right and authority to endorse without recourse the name of either Seller on any check or any other evidences of indebtedness received by Buyer on account of the Purchased Assets transferred to Buyer hereunder.

            (b) In the event that the Buyer shall become liable or suffer any loss or damage with respect to any matter which was covered by insurance maintained by the Sellers on or prior to the Closing Date, each Seller agrees that the Buyer shall be and hereby is subrogated to any rights of such Seller under such insurance coverage, and, in addition, that such Seller agrees to promptly remit to Buyer any insurance proceeds which it may receive on account of any such liability, loss or damage, except if and to the extent Buyer has already received cash indemnity payments under Article X hereof on account of such liability, loss or damage. Each Seller agrees that, upon request of Buyer, such Seller will give prompt notice to its insurers of any and all such claims presented by Buyer and covered by insurance maintained by such Seller on or prior to the Closing Date, and will cooperate with Buyer and take all such other action as may be reasonably required under such Seller's insurance policies to provide Buyer with the benefits intended to be conferred hereby. In the event Buyer receives any insurance proceeds on account of insurance maintained by such Seller on or prior to the Closing Date with respect to any loss or damage occurring prior to the

Closing Date, and Buyer has theretofore received cash indemnity payments under
Article X hereof on account of such liability, loss or damage, Buyer shall promptly remit to such Seller such portion of the insurance proceeds received by Buyer as shall be equal to the cash indemnity payments so received (net of Buyer's reasonable costs of collection on account of any such insurance proceeds).

            Section 11.2 Power of Attorney. Each Seller, effective as at the
                         ------------------
Closing Date, hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney of such Seller in the name of the Buyer or in the name of such Seller, but for the benefit of the Buyer, (i) to make endorsements as contemplated by Section 11.1 hereof and to institute and prosecute all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable; and (iii) to take all action which the Buyer, its successors or assigns, may reasonably deem proper in order to provide for the Buyer, its successors or assigns, the benefits under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to the Buyer pursuant to this Agreement shall not have been obtained. Each Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by the such Seller.

            Section 11.3 Employee Benefits. Each Seller shall pay when due
                         ------------------
directly to each of its employees that portion of benefits (including the bonus arrangements, plans and programs set forth in Schedule 4.31) which has been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing Date, and Buyer shall assume no liability therefor. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by either Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Buyer, and Buyer shall not be required to continue any such plan, fund, program or arrangement. The amounts payable on account of benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Buyer shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date or any condition or set of facts which exist as of the Closing Date. All employees of each Seller who are employed by Buyer on or after the Closing Date shall be new employees of Buyer and any prior employment by such Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, or benefits which Buyer may make available to its employees.

            Section 11.4 Use of Name. From and after the Closing Date, each
                         ------------
Seller will sign such consents and take such other action as Buyer shall reasonably request in order to permit Buyer to use the names "Possible Dreams, Ltd." and "Columbia National Corporation" and any similar variants thereof. From and after the Closing Date, Sellers will not use either such name or any names similar thereto or variants thereof.

            Section 11.5 Uncollected Receivables. At the Closing, each Seller
                         ------------------------
shall deliver to Buyer a schedule (in a form reasonably satisfactory to Buyer) of all Purchased Receivables as of the Closing Date and the reserve for bad debt in respect thereof consistent with the past practice of the Sellers. Buyer, at its option, may deliver to Sellers a written statement setting forth the dollar amount of any Purchased Receivables which (i) were not reserved for or written down on the Closing Balance Sheet and (ii) have not been collected by the Buyer in cash or by any credit reasonably satisfactory to Buyer within 365 days following the Closing Date (the "Uncollected Receivables"). Subject to Section 10.7(b) hereof, within five (5) business days following delivery of such statement to Sellers, Sellers shall pay to Buyer an amount equal to the difference between (x) the aggregate dollar amount of the Uncollected Receivables set forth in such statement and (y) $50,000 (such difference being the "Receivables Guarantee"), and Buyer shall assign to Sellers, upon its receipt of such amount, Uncollected Receivables having a face value (net of the original reserve at Closing in respect thereof) equal to the Receivables Guarantee. Buyer agrees to exercise reasonable collection procedures with regard to the Purchased Receivables during such 365 day period; provided, however, that Buyer shall have no obligation to institute legal action or incur any other expenses of collection other than reasonable expenses related thereto consistent with past practice. Buyer shall apply customer payments to customer balances in chronological order during such 365 day period, paying the oldest balance first, unless (i) Buyer has been notified by such customer that a dispute regarding such prior balance exists, (ii) such customer payment is directed by the customer to be applied to a specific account or transaction and/or (iii) such customer payment can be matched to a specific amount or transaction. Each Seller acknowledges the value of the customer goodwill and relations associated with its business being transferred to Buyer hereunder and agrees to fully cooperate with the maintenance of such goodwill and relations in the collection of any Uncollected Receivables transferred by Buyer to Sellers or any receivables retained by Sellers at Closing.

            Section 11.6 Books, Records and Employees. Each Seller and Buyer
                         -----------------------------
agree that so long as any books, records and files retained by such Seller relating to its business, properties, assets or operations, or the books, records and files delivered to Buyer hereunder, to the extent that they pertain to the operations of such Seller or the Purchased Assets prior to the Closing Date, remain in existence and available, each of Buyer and such Seller (at its expense) shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose. Neither Buyer nor either Seller will destroy, without first having offered to deliver to the other party, any of such books, records and files for a period of time equal to that which they would be required to retain such books, records or files, as the case may be, pursuant to Buyer's or such Seller's document retention policy, which shall not be less than that required by applicable law as in effect on the date hereof or, in the case of federal or foreign tax matters, not less than the applicable statute of limitation, plus extensions thereof agreed to by the Buyer and Sellers. Each of the Sellers and Buyer agree that it will cooperate with and make available to the other party, during normal business hours, all books, records, information and employees (without substantial disruption of employment) necessary and useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books, records, information or employees for any reasonable business purpose. The party requesting any such books, records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees, but excluding reimbursement for the salaries and employee benefits) reasonably incurred in connection with providing such books, records, information or employees.

            Section 11.7 Confidentiality. From and after the Closing, each
                         ----------------
Seller and each Shareholder will hold, and shall cause its or his counsel, accountants, appraisers and advisors to hold in confidence any confidential data or information previously known to such Seller or such Shareholder in connection with its business, using the same standards of care to protect such confidential data or information as such Seller or such Shareholder used to protect its or his confidential information in the past, unless such data or information becomes generally available to the public other than as a result of disclosure by such Seller or any Shareholder, or if (but only to the extent) disclosure is, in the reasonable opinion of Seller's counsel, necessary to enforce such Seller's or any Shareholder's rights under this Agreement or is required by Law.

            Section 11.8 Publicity. Except as required by applicable Law,
                         ----------
neither of the Sellers, nor any of the Shareholders shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Buyer which approval shall not be unreasonably withheld or delayed; provided, however, that Sellers and the Shareholders may disclose such information to their accountants, attorneys and other advisors in connection with the transactions contemplated hereby.


                                   ARTICLE XII

                                   TERMINATION
                                   -----------

         Section 12.1 Termination of Agreement. This Agreement may be terminated
                      -------------------------
at any time prior to the Closing by:

                        (a) The mutual written consent of Buyer and Sellers;

                        (b) Buyer or Sellers if the Closing shall not have taken
            place on or before May 31, 1996 (the "Outside Date"), but only so long as the party exercising such right of termination shall not then be in default of its obligations hereunder;

                        (c) Buyer, if there has been a material
            misrepresentation or breach of warranty or covenant on the part of either Seller herein, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date and Buyer is not in default hereunder;

                        (d) Sellers, if there has been a material
            misrepresentation or breach of warranty or covenant on the part of Buyer herein, or if any condition precedent to either Seller's obligations hereunder is not satisfied and such condition is not waived by such Seller at or prior to the Closing Date and neither of the Sellers nor any of the Shareholders is in default hereunder;

                        (e) Buyer or Sellers, if consummation of the
            transactions contemplated hereby would violate any non-appealable final order or decree by any court or governmental body having competent jurisdiction; or Buyer if any action or proceeding shall have been threatened or instituted by or before a governmental body or agency of the United States or of any commonwealth, possession or foreign country or if an order of any court is entered, which in the reasonable opinion of Buyer renders or may render it impossible or inadvisable in any material respect for Buyer to consummate the transactions contemplated hereby or to own, operate or control the assets, properties or the business; and

                        (f) Buyer, if after the date hereof, any legislation
            which would have the effect of prohibiting or making unlawful the acquisition or ownership of the Purchased Assets by Buyer has been proposed or enacted into laws.

            Section 12.2 Procedure and Effect. In the event of the termination
                         ---------------------
of this Agreement pursuant to the provisions of Section 12.1 hereof, written notice thereof shall be given to the other parties hereto and this Agreement shall become void and of no effect, without any liability on the part of any party or any of its directors, officers or stockholders, except as provided in
Section 13.2, unless either Seller and/or any of the Shareholders on the one hand, or Buyer on the other hand, is in default under their respective obligations hereunder, in which event the parties in default shall be liable to the other parties for such default. In the event that a condition precedent to any party's obligation is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         Section  13.1  Assignment.   Neither  this  Agreement,  nor  any  right
                        -----------
hereunder, may be assigned by any of the parties hereto except that at Buyer's option, Buyer shall have the right (i) to designate one or more Affiliates as the buyer of all or any portion of the Purchased Assets and (ii) to assign as collateral to one or more financing sources, all of its right, title and interest under this Agreement.

            Section 13.2 Payment of Fees and Expenses. The Sellers and
                         -----------------------------
Shareholders shall pay all fees and expenses of their broker, counsel, accountants and other experts and other expenses incurred incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including fees and expenses of its counsel, actuaries and other advisors in connection with any amendments to, and termination of, the Profit Sharing Plan. The Buyer shall pay all fees and expenses of its investment bankers, lenders, counsel, accountants and other experts and all other expenses incurred by the Buyer incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. In addition, Sellers shall pay any and all transfer Taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets and assumption of the Assumed Liabilities as set forth herein, and any and all costs of obtaining and recording or filing deed stamps, mortgage discharges, UCC termination statements, and any necessary consents and approvals, and of effecting the transfer or issuance to Buyer of patents, trademarks, copyrights, applications of any therefor, licenses, permits, consents, concessions and other authorizations as set forth herein.

            Section 13.3 Further Acts by Sellers. From and after the Closing
                         ------------------------
Date, upon the reasonable request of the Buyer, each Seller shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to convey and transfer to and vest in the Buyer and protect its right, title and interest in the Purchased Assets to be acquired hereunder, and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

            Section 13.4 Entire Agreement; Construction, Counterparts;
                         ---------------------------------------------
Effectiveness. This Agreement, including the Schedules and Exhibits delivered
- --------------
pursuant hereto, constitutes the entire agreement of the parties in respect of the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether written or oral, and may not be changed, terminated or discharged orally. The Table of Contents and Headings appearing in this Agreement have been inserted solely for the convenience of the parties and shall be of no force and effect in the construction of the provisions of this Agreement. This Agreement shall be construed under the laws of the State of Rhode Island as a Rhode Island contract without resort to its conflict of laws rules, and shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. This Agreement may be executed in several counterparts, and each executed counterpart shall be considered an original of this Agreement. This Agreement shall not become effective until it has been executed by all of the parties hereto.

            Section 13.5 Notices. Notices hereunder shall be in writing and
                         --------
shall be effective upon receipt, if delivered personally, or three business days after deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, or one business day after deposit with a nationally recognized overnight courier service and addressed, in the case of the Buyer, to:

         Possible Dreams, Inc.
         c/o Capital Partners, Inc.
         One Pickwick Plaza
         Suite 310
         Greenwich, Connecticut 06830
         Attn:  Philip L. Fitting
with a copy to:

         Christopher D. Graham, Esquire
         Edwards & Angell
         2700 Hospital Trust Tower
         Providence, Rhode Island  02903

in the case of the Sellers and/or any Shareholder, to:

         Leonard Miller
         15 Lorna Road
         Newton, MA 02159

         and to:

         Warren Stanley
         507 Lillian Drive
         Madeira Beach, FL 33708

         and to:

         Arnold Lee
         61 Wedgewood Drive
         Seekonk, MA 02771-3418

         and to:

         Richard L. Seegal, trustee of the
              Samuel C. Miller Trust
         Seegel, Robinson & Lipshutz P.C.
         Wellesly Office Park
         20 William Street
         Wellesley, MA 02181

with a copy to:

         James P. Redding & Associates
         170 Westminster Street
         Providence, Rhode Island  02903

         Any party may change the address to which notices are to be addressed by giving the other parties hereto notice in the manner herein set forth.

            Section 13.6 Changes in Writing. Neither this Agreement nor any
                         -------------------
provision hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            Section 13.7 Separability. If any provision hereof is invalid and
                         -------------
unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

            Section 13.8 Waiver of Jury Trial. The parties hereby irrevocably
                         ---------------------
waive all right to trial by jury in any action, proceeding, claim, counterclaim, or crossclaim arising out of or in connection with this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                               Sellers:

                                               POSSIBLE DREAMS, LTD.
                                               (a Massachusetts corporation)


                                               By: /s/ Warren Stanley
                                                  ------------------------------
                                                       President


                                               COLUMBIA NATIONAL CORPORATION


                                               By: /s/ Warren Stanley
                                                  ------------------------------
                                                        President

                                            Shareholders:


                                             /s/ Leonard Miller
                                            -------------------------------
                                            Leonard Miller


                                            Samuel C. Miller Trust


                                            By /s/ Richard L. Seegal
                                              ------------------------------
                                               Richard L. Seegal, in his
                                               capacity as Trustee u/d/t 8/5/85


                                              /s/ Warren Stanley
                                            --------------------------------
                                            Warren Stanley


                                              /s/ Arnold Lee
                                            --------------------------------
                                            Arnold Lee


                                            Buyer:

                                            POSSIBLE DREAMS, LTD.
                                            (a Delaware corporation)


                                            By: /s/ Philip L. Fitting
                                               -----------------------------
                                                   Chairman